Exhibit 10.26

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

POLICE AND FIRE RETIREMENT
SYSTEM OF THE CITY OF DETROIT,	Lead Case No.: 06 Civ. 5797 (PAC)
PLYMOUTH COUNTY RETIREMENT
SYSTEM, STATE-BOSTON
RETIREMENT SYSTEM, and
MICHAEL GOLDE, On Behalf of
Themselves and All Others Similarly
Situated,

Plaintiffs,	STIPULATION AND AGREEMENT OF
SETTLEMENT

v.

SAFENET, INC., ANTHONY A.
CAPUTO, KENNETH A. MUELLER,
CAROLE D. ARGO, THOMAS A.
BROOKS, IRA A. HUNT, Jr., BRUCE R.
THAW, ARTHUR L. MONEY,
SHELLEY A. HARRISON, and
ANDREW E. CLARK

Defendants.

This stipulation and agreement of settlement (“Stipulation” or “Settlement”) is made and entered into by and between Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit (“Detroit Police and Fire”), the Plymouth County Retirement System (“Plymouth”), and the State-Boston Retirement System (“Boston Retirement”), on behalf of themselves and the putative Settlement Class (as defined below), and SafeNet, Inc. (“SafeNet” or the “Company”), Anthony A. Caputo (“Caputo”), Carole D. Argo (“Argo”), and Kenneth A. Mueller (“Mueller”) (Caputo, Argo, and Mueller are collectively the “Executive Officer Defendants,” and with SafeNet, the “Settling Defendants”).

WHEREAS:

A. All words or terms used herein that are capitalized shall have the meaning ascribed to those words or terms as set forth herein and in ¶ 1 hereof entitled “Definitions.”

B. This action originally was filed on August 1, 2006 by Detroit Police and Fire. On February 21, 2007, the Court consolidated a related securities case pending in this District. Pursuant to the Private Securities Litigation Reform Act of 1995 (“PSLRA”), the Court appointed the Detroit Police and Fire, Plymouth, and Boston Retirement as Lead Plaintiffs (collectively, “Lead Plaintiffs”), and appointed Labaton Sucharow LLP and Bernstein Litowitz Berger & Grossmann LLP as Co-Lead Counsel, to represent the putative class.

C. In October 2006, SafeNet indicated that it was going to restate its financials and the parties agreed to stay the proceedings until after the restatement had been filed, and to allow Lead Plaintiffs to file an amended complaint based on that restatement.

D. In April 2007, Vector Capital acquired all of the outstanding shares of SafeNet, thereby taking SafeNet private. Accordingly, SafeNet was not required to, and did not, publicly restate its financial statements for any period.

E. Lead Plaintiffs filed a Consolidated Amended Class Action Complaint (“Amended Complaint”) on August 1, 2008 against SafeNet, the Executive Officer Defendants and six former members of the Company’s Board of Directors (the “Former Director Defendants”) for violations of the federal securities laws based on two allegedly fraudulent schemes: (1) an options backdating scheme, and (2) an earnings management scheme.

F. On August 13, 2008, the Parties participated in a mediation under the supervision of Honorable Nicholas H. Politan (U.S.D.J., ret.), which was not successful and did not result in a settlement.

G. On September 30, 2008, Defendants filed motions to dismiss the Amended Complaint.

H. By order and opinion dated August 5, 2009 (the “August 5, 2009 Order”) the Court granted in part and denied in part the defendants’ motions to dismiss. The Court sustained Lead Plaintiffs’ stock option-related claims for violations of §§ 10(b) and 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and §§ 11 and 12(a)(2) of the Securities Act of 1933 (“Securities Act”) based on the alleged options backdating scheme against SafeNet, Caputo, SafeNet’s former Chief Executive Officer, and Argo, SafeNet’s former Chief Financial Officer and Chief Operating Officer. The Court also sustained Lead Plaintiffs’ stock option-related control person claims under § 20(a) of the Exchange Act and § 15 of the Securities Act against Argo and Caputo. The Court dismissed all of Lead Plaintiffs’ non-stock option-related claims against the defendants.

I. In addition, pursuant to the August 5, 2009 Order, the Court dismissed all claims against Mueller, SafeNet’s former Chief Financial Officer, and the Former Director Defendants.

J. On November 12, 2009, the Securities and Exchange Commission (“SEC”) filed a complaint against SafeNet, Caputo, and Mueller, among others, for alleged violations of the federal securities laws. The same day, the SEC also announced that its action against SafeNet, Caputo, and Mueller, among others, was settled.

K. On March 10, 2010, by stipulation and order, Lead Plaintiffs filed a Second Consolidated Amended Class Action Complaint (“Second Amended Complaint” or “SAC”) that, inter alia, purported to rename Mueller as a defendant with respect to the stock option-related claims.

L. On March 11, 2010, Mueller moved to dismiss the SAC’s allegations against him, which Mueller claimed failed to state a claim against him or to cure the pleading deficiencies in the Amended Complaint. The Court has not ruled on whether the SAC stated a claim against Mueller.

M. Lead Plaintiffs, through Lead Counsel, have conducted extensive fact discovery, including serving initial disclosures, serving and responding to document requests, reviewing more than 1.4 million pages of documents produced by both Parties and non-parties, serving extensive interrogatories and requests for admission, and taking eight depositions.

N. On July 9, 2010, after extensive negotiations between SafeNet’s Counsel and Lead Counsel that took place over several months, the Settling Parties agreed to a settlement of all claims, which was memorialized in a Term Sheet dated July 9, 2010.

O. The Settling Defendants have denied and continue to deny any fault, liability, or wrongdoing of any kind, except to the extent acknowledged by Argo personally in her October 5, 2007 plea allocution. The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by Lead Plaintiffs on behalf of the Settlement Class, including all claims in the SAC. The Settling Defendants have denied and continue to deny, among other things, the allegations that the price of SafeNet stock was artificially inflated by reasons of any alleged “scheme,” misrepresentations, omissions, or otherwise. The Settling Defendants further maintain that throughout the Class Period they engaged in no fraudulent scheme. The Settling Defendants further have denied and continue to deny that Lead Plaintiffs or any other SafeNet shareholder or any member of the Settlement Class was harmed or suffered any loss as a result of the conduct alleged in the Litigation, including all conduct alleged in the SAC. This Stipulation, whether or not consummated, any proceedings relating to any settlement, or any of the terms of any settlement, whether or not consummated, shall in no event be construed as, or deemed to be evidence of, an admission or concession on the part of any Settling Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in any defense that the Settling Defendants have or could have asserted. Settling Defendants are entering into this Settlement to eliminate the burden, expense, uncertainty, distraction and risk of further litigation.

P. Lead Plaintiffs believe that the claims asserted in the Litigation have merit and that the evidence developed to date supports the claims asserted. However, Lead Plaintiffs and Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Settling Defendants through trial and appeals. Lead Plaintiffs and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Lead Counsel also are mindful of the inherent problems of proof of and the possible defenses to the claims alleged in the Litigation. Lead Plaintiffs and Lead Counsel believe that the settlement set forth in this Stipulation confers substantial monetary benefits upon the Settlement Class. Based on their evaluation, Lead Plaintiffs and Lead Counsel have determined that the settlement set forth in this Stipulation is in the best interests of Lead Plaintiffs and the Settlement Class.

NOW THEREFORE, without any concession by Lead Plaintiffs that the Litigation lacks merit, and without any concession by Settling Defendants of any liability or wrongdoing or lack of merit in their defenses, it is hereby STIPULATED AND AGREED, by and among the Settling Parties to this Stipulation, through their respective attorneys, subject to approval by the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Settling Parties hereto, all Released Claims and all Released Defendants’ Claims as against all Released Parties shall be compromised, settled, released and dismissed with prejudice, and without costs, upon and subject to the following terms and conditions:

DEFINITIONS

1. As used in this Stipulation, the following terms shall have the meanings set forth below:

(a) “Authorized Claimant” means a Class Member who timely submits a valid Proof of Claim to the Claims Administrator that is accepted for payment by the Court.

(b) “Claims Administrator” means the firm to be retained by Lead Counsel, subject to Court approval, to provide all notices approved by the Court to Class Members, process Proofs of Claim and administer the Settlement.

(c) “Class Member” means any person or entity that is a member of the Settlement Class and not excluded therefrom. This includes all persons who acquired SafeNet common stock in exchange for their shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet (the “Subclass”).

(d) “Class Period” means the period from March 31, 2003 through May 18, 2006, inclusive.

(e) “Class Representatives” means the Police and Fire Retirement System of the City of Detroit, the Plymouth County Retirement System, and named plaintiff Michael Golde.

(f) “Company” means SafeNet, Inc.

(g) “Court” means the United States District Court for the Southern District of New York.

(h) “Distribution Order” means an order of the Court approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted and approving any fees and expenses not previously paid, including the fees and expenses of the Claims Administrator and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

(i) “Effective Date” means the date upon which the Settlement shall become effective, as set forth in ¶ 36 below.

(j) “Escrow Account” means an account maintained at Valley National Bank to hold the Settlement Fund, which account shall be under the exclusive control of Lead Counsel.

(k) “Escrow Agent” means Valley National Bank.

(l) “Executive Officer Defendants” means Anthony Caputo, Carole Argo and Kenneth Mueller.

(m) “Final,” with respect to the Judgment, means the later of: (i) if there is an appeal from the Judgment, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) the expiration of the time for the filing or noticing of any appeal from the Court’s Judgment, which is thirty (30) calendar days after the Judgment is entered on the Court’s docket (or, if the date for taking an appeal or seeking review of the Judgment shall be extended beyond this time by order of the Court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought); or (iv) if the Court enters a judgment substantially different from the form of Judgment set forth in Exhibit B hereto (an “Alternative Judgment”) and the Settlement is not terminated, the date that such Alternative Judgment becomes final as defined in parts (i) to (iii) above and no longer subject to appeal or review. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to the Plan of Allocation of the Net Settlement Fund, or to the Court’s award of attorneys’ fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final, or otherwise preclude the Judgment from becoming Final.

(n) “Former Director Defendants” means Thomas A. Brooks, Ira H. Hunt, Jr., Bruce R. Thaw, Arthur L. Money, Shelley A. Harrison and Andrew E. Clark.

(o) “Judgment” means the proposed judgment to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.

(p) “Lead Counsel” means the law firms of Labaton Sucharow LLP and Bernstein Litowitz Berger & Grossmann LLP.

(q) “Lead Plaintiffs” means the Police and Fire Retirement System of the City of Detroit, the Plymouth County Retirement System, and the State-Boston Retirement System.

(r) “Litigation” means Police & Retirement Sys. of Detroit, et al., v. SafeNet, Inc., et al., Case No. 06 Civ. 5797 (PAC), pending in the United States District Court for the Southern District of New York, before the Honorable Paul A. Crotty.

(s) “Named Plaintiffs” means, in addition to Lead Plaintiffs, plaintiff Michael Golde.

(t) “Net Settlement Fund” means the Settlement Fund less: (i) Court-awarded attorneys’ fees and expenses; (ii) Notice and Administration Expenses; (iii) any required Taxes;

and (iv) any other fees or expenses approved by the Court, including any award to the Lead Plaintiffs of its reasonable costs and expenses (including lost wages).

(u) “Notice” means the Notice of Pendency of Class Action and Proposed Settlement, which is to be sent to members of the Settlement Class and, subject to approval of the Court, shall be substantially in the form attached hereto as Exhibit 1 to Exhibit A hereto.

(v) “Notice and Administration Expenses” means all fees and expenses incurred in connection with providing notice to the Settlement class and the administration of the Settlement, including but not limited to: (i) the preparation and printing of the Notice; (ii) providing notice of the proposed Settlement by mail, publication and other means; (iii) receiving and reviewing claims; (iv) applying the Plan of Allocation; (v) communicating with Persons regarding the proposed Settlement and claims administration process; (vi) distributing the proceeds of the Settlement; and (vii) fees related to the Escrow Account and investment of the Settlement Fund.

(w) “Person” means an individual, corporation (including all divisions and subsidiaries), general or limited partnership, association, joint stock company, joint venture, limited liability company, professional corporation, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity.

(x) “Preliminary Approval Order” means the proposed order preliminarily approving the Settlement and directing notice to the Settlement Class of the pendency of the Litigation and of the Settlement, which, subject to the approval of the Court, shall be substantially in the form attached hereto as Exhibit A.

(y) “Proof of Claim” or “Claim Form” means the Proof of Claim and Release form for submitting a claim, which shall be substantially in the form attached as Exhibit 2 to Exhibit A hereto.

(z) “Released Claims” means all claims, rights and causes of action, duties, obligations, demands, actions, debts, sums of money, suits, contracts, agreements, promises, damages, and liabilities of every nature and description, whether known or Unknown (as defined below), whether arising under federal, state, common or foreign law, that Lead Plaintiffs or any other Class Member (i) have asserted in the Litigation, including the Second Amended Complaint or (ii) could have asserted in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the complaints filed in the Litigation, including the Second Amended Complaint, and that relate to (a) the purchase of SafeNet common stock during the Class Period, or (b) with respect to the Subclass, the acquisition of SafeNet common stock in exchange for shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet. Released Claims do not include claims based upon, relating to or arising out of the interpretation or enforcement of the terms of the Settlement and do not include any claims against any Former Director Defendant that does not provide to Lead Counsel a signed release of any and all of their claims against the Released Plaintiff Parties that is equivalent in scope to the release being provided by the Settling Defendants by October 29, 2010.

(aa) “Released Defendants’ Claims” means all claims, rights and causes of action, duties, obligations, demands, actions, debts, sums of money, suits, contracts, agreements, promises, damages, and liabilities of every nature and description, whether known or Unknown

(as defined below), whether arising under federal, state, or any other law, that the Settling Defendants, or any of them, or any other Released Defendant Party asserted, or could have asserted, against any of the Released Plaintiff Parties that arise out of or relate in any way to the commencement, prosecution, settlement or resolution of the Litigation or the claims against the Released Defendant Parties (other than claims to enforce the Settlement).

(bb) “Released Defendant Parties” means any and all of the Settling Defendants, the Former Director Defendants and each of their current or former trustees, officers, directors, partners, employees, contractors, auditors, principals, agents, attorneys, predecessors, successors, parents (including, but not limited to, Vector Capital), subsidiaries, divisions, joint ventures, general or limited partners or partnerships, and limited liability companies; spouses and members of the immediate families of the Executive Officer and Former Director Defendants, as well as their the legal representatives, heirs, successors or assigns, any trust of which any Defendant is the settlor or which is for the benefit of any immediate family member of any Executive Officer or Former Director Defendant; provided however, that if any Former Director Defendant does not provide to Lead Counsel a signed release of their claims as described in ¶ 1(z) above by October 29, 2010, such Former Director Defendant(s) and their respective Released Defendant Parties shall not be Released Defendant Parties under the terms of this Stipulation or otherwise be entitled to any of the rights and benefits of this Stipulation.

(cc) “Released Parties” means the Released Defendant Parties and the Released Plaintiff Parties collectively.

(dd) “Released Plaintiff Parties” means each and every Lead Plaintiff, Class Member and Lead Counsel, and their respective trustees, officers, directors, partners, employees, contractors, auditors, principals, agents, attorneys, predecessors, successors, parents, subsidiaries, divisions, joint ventures, general or limited partners or partnerships, and limited liability companies; the spouses and members of the immediate families of Class Members who are individuals as well as their legal representatives, heirs, successors or assigns, any trust of which any Lead Plaintiff, Class Member, or Lead Counsel is the settlor or which is for the benefit of any their immediate family members.

(ee) “Settlement” means the resolution of the Litigation as against the Settling Defendants in accordance with the terms and provisions of this Stipulation.

(ff) “Settlement Amount” means the total principal amount of $25,000,000.00 in cash.

(gg) “Settlement Class” means all persons and entities that purchased or otherwise acquired common stock of SafeNet during the period from March 31, 2003 through May 18, 2006, inclusive, and were allegedly damaged thereby. This includes all persons and entities that acquired SafeNet common stock in exchange for their shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet (the “Subclass”). Excluded from the Settlement Class are: the current and former defendants in the Litigation; the current and former trustees, officers and directors of the Company; the members of the immediate families of the current and former individual defendants in the Litigation; the subsidiaries and affiliates of SafeNet; any entity in which any current or former defendant has or had a controlling interest; and the legal representatives, heirs, successors or assigns of any excluded Person. Also excluded from the Settlement Class will be any Person who timely and validly seeks exclusion from the Settlement Class.

(hh) “Settlement Fund” means (i) $25,000,000.00 in cash to be paid by or on behalf of the Settling Defendants into the Escrow Account (as set forth in ¶ 6 below) and (ii) any earnings on any monies held in the Escrow Account.

(ii) “Settlement Hearing” means the hearing to be held by the Court to determine whether the proposed Settlement is fair, reasonable and adequate and should be approved.

(jj) “Settling Defendants” means SafeNet and the Executive Officer Defendants.

(kk) “Settling Defendants’ Counsel” means the law firms of Sullivan & Cromwell LLP, Arnold & Porter LLP, Wilmer Cutler Pickering Hale and Dorr LLP, and DLA Piper LLP.

(ll) “Settling Party” or “Settling Parties” means Settling Defendants and Lead Plaintiffs, on behalf of themselves and the other Class Members.

(mm) “Stipulation” means this Stipulation and Agreement of Settlement.

(nn) “Subclass Representative” means plaintiff Michael Golde.

(oo) “Summary Notice” means the Summary Notice of Pendency of Class Action and Proposed Settlement for publication, which shall be substantially in the form attached as Exhibit 3 to Exhibit A hereto.

(pp) “Taxes” means all taxes on the income of the Settlement Fund and expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, interest, penalties and the expenses of tax attorneys and accountants).

(qq) “Unknown Claims” means any and all Released Claims, which the Lead Plaintiffs or any other Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Parties, and any Released Defendants’ Claims that any Settling Defendant or any other Released Defendant Party does not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiff Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Released Defendants’ Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and each of the Settling Defendants shall expressly, and each other Class Member and each other Released Defendant Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lead Plaintiffs, the other Class Members, the Settling Defendants or the other Released Defendant Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims and the Released Defendants’ Claims, but Lead Plaintiffs and the Settling Defendants shall expressly, fully, finally and forever settle and release, and each other Class Member and each other Released Defendant Party shall be deemed to have settled and released, and upon the Effective Date and by operation of the Judgment shall have settled and released, fully, finally, and forever, any and all Released Claims and Released Defendants’ Claims as applicable, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiffs and Settling Defendants acknowledge, and other Class Members and each other

Released Defendant Party by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims and Released Defendants’ Claims was separately bargained for and was a key element of the Settlement.

SCOPE AND EFFECT OF SETTLEMENT

2. The obligations incurred pursuant to this Stipulation are, subject to approval by the Court and such approval becoming Final, in full and final disposition of the Litigation with respect to the Released Parties and any and all Released Claims and Released Defendants’ Claims.

3. For purposes of this Settlement only, Lead Plaintiffs and Settling Defendants agree to certification of the Litigation as a class action, pursuant to Fed. R. Civ. P. 23(a) and 23(b)(3), on behalf of the Settlement Class and Subclass as defined in ¶ 1(gg); to the certification of Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System as Class Representatives for the Settlement Class and named plaintiff Michael Golde as Class Representative for the Subclass; and to the appointment of Lead Counsel as Class Counsel for the Settlement Class and Subclass.

4. By operation of the Judgment, as of the Effective Date, and subject to ¶¶ 1(aa) and 1(cc), Lead Plaintiffs and each and every other Class Member on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns, shall be deemed to have fully, finally and forever waived, released, discharged and dismissed each and every one of the Released Claims against each and every one of the Released Defendant Parties (other than any Former Director Defendant who does not sign the release contemplated by ¶1(bb)) and shall forever be barred and enjoined from commencing, instituting, prosecuting or maintaining any of the Released Claims against any of the Released Defendant

Parties (other than any Former Director Defendant who does not sign the release contemplated by ¶1(bb)).

5. By operation of the Judgment, as of the Effective Date, each of the Settling Defendants and each of their respective Released Defendant Parties (other than any Former Director Defendant who does not sign the release contemplated by ¶1(bb)), on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns by operation of the Judgment, shall be deemed to have fully, finally and forever waived, released, discharged and dismissed each and every one of the Released Defendants’ Claims, as against each and every one of the Released Plaintiff Parties and shall forever be barred and enjoined from commencing, instituting, prosecuting or maintaining any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.

THE SETTLEMENT CONSIDERATION

6. In full settlement of the claims asserted in the Litigation against the Settling Defendants and in consideration of the releases specified in ¶¶ 4 and 5, above, SafeNet shall pay or cause to be paid the sum of $25,000,000.00 in cash (the “Settlement Amount”). SafeNet shall cause $500,000.00 of the Settlement Amount to be deposited into the Escrow Account within five (5) business days of preliminary approval of the Settlement by the Court. SafeNet shall cause the balance of the Settlement Amount (i.e., the remaining $24,500,000.00) to be deposited into the Escrow Account by the earliest to occur of (a) 21 days before the date that the Court first sets as the date for the Settlement Hearing on final approval of the Settlement; or (b) December 1, 2010.

7. With the sole exception of SafeNet’s obligation to make payments into the Escrow Account as provided for in ¶ 6, the Released Defendant Parties and Settling Defendants’

Counsel shall have no responsibility or liability with respect to the Escrow Account or the monies maintained in the Escrow Account, including, without limitation, any responsibility or liability related to any fees, taxes and tax expenses, investment decisions, maintenance, supervision or distributions of any portion of the Settlement Amount.

USE AND TAX TREATMENT OF SETTLEMENT FUND

8. The Settlement Fund shall be used: (i) to pay any Taxes; (ii) to pay Notice and Administration Expenses; (iii) to pay any attorneys’ fees and expenses awarded by the Court; (iv) to pay any costs and expenses allowed by the PSLRA, 15 U.S.C. §78u-4, and awarded to the Named Plaintiffs by the Court; and (v) to pay claims to Authorized Claimants.

9. The Net Settlement Fund shall be distributed to Authorized Claimants as provided in ¶¶ 22 through 33 hereof. The Net Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held in the Escrow Account shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned, pursuant to ¶ 43 of this Stipulation, and/or further order of the Court. The Escrow Agent shall invest the funds held in the Escrow Account in instruments backed by the full faith and credit of the United States Government, or fully insured by the United States Government or an agency thereof, and the proceeds of these instruments shall be reinvested as they mature in similar instruments at the then-current market rates, provided however, that any residual cash balances and cash pending investment in United States Treasury Bills, in an amount not to exceed $100,000 may be invested and reinvested in a money market mutual fund comprised exclusively of investments secured by the full faith and credit of the United States. The Released Defendant Parties and Settling Defendants’ Counsel shall have no responsibility for, interest in, or liability whatsoever with respect to investment decisions or the actions of the Escrow Agent, or any transaction executed by the Escrow Agent.

10. After the Settlement Amount has been paid into the Escrow Account in accordance with ¶ 6 above, the Settling Parties agree to treat the Settlement Amount, as a “qualified settlement fund” within the meaning of Treas. Reg. § 1.468B-1. In addition, Lead Counsel shall timely make, or cause to be made, such elections as necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. § 1.468B-1) back to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Lead Counsel to timely and properly prepare and deliver, or cause to be prepared and delivered, the necessary documentation for signature by all necessary parties, and thereafter take all such actions as may be necessary or appropriate to cause the appropriate filing to occur.

(a) For the purposes of Section 468B of the Internal Revenue Code of 1986, as amended, and Treas. Reg. § 1.468B promulgated thereunder, the “administrator” shall be Lead Counsel or its successor, which shall timely and properly file, or cause to be filed, all informational and other tax returns necessary or advisable with respect to the interest earned on the fund deposited in the Escrow Account (including without limitation the returns described in Treas. Reg. § 1.468B-2(k)). Such returns (as well as the election described above) shall be consistent with this subparagraph and in all events shall reflect that all taxes (including any estimated taxes, interest, or penalties) on the income earned on the funds deposited in the Escrow Account shall be paid out of such funds as provided in subparagraph (c) hereof.

(b) All Taxes shall be paid solely out of the Escrow Account. In all events, the Released Defendant Parties and Settling Defendants’ Counsel shall have no liability or responsibility whatsoever for the Taxes or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. In the event any Taxes are owed by any of the Released Defendant Parties on any interest earned on the funds on deposit in the Escrow Account, such amounts shall also be paid out of the Escrow Account. Any taxes or tax expenses owed on any interest earned on the Settlement Amount prior to its transfer to the Escrow Account shall be the sole responsibility of SafeNet.

(c) Taxes shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid, or caused to be paid, by Lead Counsel out of the Escrow Account without prior order from the Court, and Lead Counsel shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg. § 1.468B-2(1)(2)). The Settling Parties agree to cooperate with Lead Counsel, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.

11. This is not a claims-made settlement. As of the Effective Date, Settling Defendants shall not have any right to the return of the Settlement Fund or any portion thereof for any reason.

ATTORNEYS’ FEES AND EXPENSES

12. Lead Counsel will apply to the Court for an award from the Settlement Fund of (i) attorneys’ fees and (ii) reimbursement of litigation expenses incurred in prosecuting the Litigation, plus any interest on such amounts at the same rate and for the same periods as earned by the Settlement Fund (“Fee and Expense Application”). Settling Defendants will not oppose the Fee and Expense Application.

13. Lead Counsel shall determine and distribute the attorneys’ fees among plaintiffs’ counsel in a manner in which, in their sole discretion, they believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation with Settling Defendants and the benefits conferred on the Settlement Class.

14. Any attorneys’ fees and expenses awarded by the Court shall be paid from the Settlement Fund to Lead Counsel immediately after entry of the Order awarding such attorneys’ fees and expenses, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.

15. Any payment of attorneys’ fees and litigation expenses pursuant to paragraph 14 above shall be subject to Lead Counsel’s obligation to make appropriate refunds or repayments to the Settlement Fund, plus accrued interest at the same net rate as is earned by the Settlement Fund, if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the award of attorneys’ fees and/or litigation expenses is reduced or reversed. Lead Counsel shall make the appropriate refund or repayment in full no later than fifteen (15) business days after receiving from SafeNet’s Counsel notice from a court of appropriate jurisdiction of the termination of the Settlement or notice of any reduction of the award of attorneys’ fees and/or litigation expenses. An award of attorneys’ fees and/or litigation expenses is not a necessary term of this Stipulation and is not a condition of this Stipulation.

16. Lead Plaintiffs and Lead Counsel may not cancel or terminate the Stipulation or the Settlement in accordance with ¶ 37 or otherwise based on this Court’s or any appellate court’s ruling with respect to the Fee and Expense Application or other fee and expense award in the Litigation. With the sole exception of SafeNet making payment into the Escrow Account as provided for in ¶ 6, the Released Defendant Parties shall have no responsibility for, and no liability whatsoever with respect to, any payment to Lead Counsel or any plaintiffs’ counsel that may occur at any time.

17. The Released Defendant Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation of any attorneys’ fees or expenses among any plaintiffs’ counsel, or any other Person who may assert some claim thereto, or any fee or expense awards the Court may make in the Litigation.

18. The Released Defendant Parties shall have no responsibility for, and no liability whatsoever with respect to, any attorneys’ fees, costs, or expenses incurred by or on behalf of the Class Members, whether or not paid from the Escrow Account.

19. The procedure for and the allowance or disallowance by the Court of any Fee and Expense Application are not part of the Settlement set forth in this Stipulation, and are separate from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceeding relating to any fee and expense application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement set forth herein, including, but not limited to, the release, discharge, and relinquishment of the Released Claims against the Released Defendant Parties, or any other orders entered pursuant to the Stipulation.

ADMINISTRATION EXPENSES

20. Except as otherwise provided herein, the Settlement Fund shall remain in escrow pending (i) final approval of the Settlement by the Court, (ii) the expiration of all rights of appeal of the Judgment, and (iii) the final denial of any and all appeals or objections or collateral attacks or challenges to the Settlement.

21. Prior to the Effective Date, without further approval from Settling Defendants or further order of the Court, Lead Counsel may expend up to $750,000.00 from the Settlement Fund to pay the Notice and Administration Expenses actually incurred. Such costs and expenses shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing Notice and processing the submitted claims, and the fees, if any, related to the Escrow Account and the investment of the Settlement Fund.

DISTRIBUTION TO AUTHORIZED CLAIMANTS

22. Lead Counsel will apply to the Court for a Distribution Order, on notice to Settling Defendants’ Counsel, approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously paid, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing the payment of the Net Settlement Fund to Authorized Claimants.

23. The Claims Administrator shall administer the Settlement under Lead Counsel’s supervision and subject to the jurisdiction of the Court. Except as stated in ¶¶ 21, 27, and 43 hereof, the Released Defendant Parties and Settling Defendants’ Counsel shall have no responsibility for, interest in, or liability whatsoever with respect to the administration of the Settlement or the actions or decisions of the Claims Administrator, and shall have no liability to the Settlement Class in connection with such administration.

24. The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Loss, as defined in the Plan of Allocation of Net Settlement Fund (the “Plan of Allocation”) included in the Notice, or in such other plan of allocation as the Court may approve.

25. Settling Defendants will take no position with respect to the Plan of Allocation. The Plan of Allocation is a matter separate and apart from the proposed Settlement between Lead Plaintiffs and Settling Defendants, and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the proposed Settlement. The Plan of Allocation is not a necessary term of this Stipulation and it is not a condition of this Stipulation that any particular plan of allocation be approved by the Court. Lead Plaintiffs and Lead Counsel may not cancel or terminate the Stipulation or the Settlement in accordance with ¶ 37 or otherwise based on the Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any plan of allocation in the Litigation. The Released Defendant Parties and Settling Defendants’ Counsel shall have no responsibility or liability for reviewing or challenging claims, the allocation of the Net Settlement Fund, or the distribution of the Net Settlement Fund.

ADMINISTRATION OF THE SETTLEMENT

26. Any member of the Settlement Class who fails to timely submit a valid Proof of Claim and Release (substantially in the form of Exhibit 2 to Exhibit A hereto) will not be entitled to receive any of the proceeds from the Net Settlement Fund, except as otherwise ordered by the Court, but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Litigation and the releases provided for herein, and will be barred from bringing any action against the Released Defendant Parties concerning the Released Claims.

27. Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. SafeNet shall provide to Lead Counsel, or the Claims Administrator, (i) a list of the name and last known address of the persons and entities who were SafeNet shareholders of record during the Class Period; and (ii) copies of the Depository Trust Company “Listing Position” statements as of the record date for each SafeNet annual meeting of shareholders held during the Class Period; in both cases, no later than five (5) business days after entry of the Preliminary Approval Order. Except for SafeNet’s obligations arising under ¶¶ 21, 43 and SafeNet’s obligation to produce the transfer records, the Released Defendant Parties and Settling Defendants’ Counsel shall have no liability, obligation or responsibility for the administration of the Settlement, the allocation of the Net Settlement Fund or reviewing or challenging of claims of members of the Settlement Class. Lead Counsel shall be solely responsible for designating the Claims Administrator, subject to approval by the Court.

28. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

a. Each Class Member shall be required to submit a Claim Form, substantially in the form attached hereto as Exhibit 2 to Exhibit A, supported by such documents as are designated therein, including proof of the claimant’s loss, or such other documents or proof as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable;

b. All Claim Forms must be submitted by the date set by the Court in the Preliminary Approval Order and specified in the Notice, unless such deadline is extended by Order of the Court. Any Class Member who fails to submit a Claim Form by such date shall be barred from receiving any distribution from the Net Settlement Fund or payment pursuant to this Stipulation (unless, by Order of the Court, late-filed Claim Forms are accepted), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment and the releases provided for herein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Released Party concerning any Released Claim or Released Defendants’ Claims. Provided that it is received before the motion for the Class Distribution Order is filed, a Claim Form shall be deemed to be submitted when mailed, if received with a postmark indicated on the envelope and if mailed by first-class or overnight U.S. Mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator;

c. Each Claim Form shall be submitted to and reviewed by the Claims Administrator, under the supervision of Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;

d. Claim Forms that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the claimant in writing to give the claimant the chance to remedy any curable deficiencies in the Claim Form submitted. The Claims Administrator, under supervision of Lead Counsel, shall notify, in a timely fashion and in writing, all claimants whose claims the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the claimant whose claim is to be rejected has the right to a review by the Court if the claimant so desires and complies with the requirements of subparagraph (e) below;

e. If any claimant whose claim has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court; and

f. The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Settling Defendants’ Counsel, for approval by the Court in the Class Distribution Order.

29. Each claimant who submits a Proof of Claim form shall be deemed to have submitted to the jurisdiction of the Court with respect to the claimant’s claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to the claimant’s status as a Class Member and the validity and amount of the claimant’s claim. In connection with processing of the Proofs of Claim, no discovery shall be allowed on the merits of the Litigation or of the Settlement.

30. Payment pursuant to the Class Distribution Order shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the

Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Litigation and the releases provided for herein, and will be barred from bringing any action against the Released Defendant Parties concerning the Released Claims.

31. All proceedings with respect to the administration, processing and determination of claims described by ¶¶ 22 through 33 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court, but shall not in any event delay or affect the finality of the Judgment.

32. No Person shall have any claim of any kind against the Released Defendant Parties or their counsel with respect to the matters set forth in this Section or any of its subsections.

33. No Person shall have any claim against the Lead Plaintiffs or their counsel (including Lead Counsel), or any claims administrator, or other agent designated by Lead Counsel, based on the distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation, or further order(s) of the Court.

TERMS OF THE PRELIMINARY APPROVAL ORDER

34. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation and promptly after execution of this Stipulation, Lead Counsel and Settling Defendants’ Counsel shall jointly apply to the Court for entry of the Preliminary Approval Order, which shall be substantially in the form annexed hereto as Exhibit

A. The Preliminary Approval Order will, inter alia, set the date for the Settlement Hearing and prescribe the method for giving notice of the Settlement to the Settlement Class.

TERMS OF THE JUDGMENT

35. If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Settling Defendants’ Counsel shall jointly request that the Court enter a Judgment substantially in the form annexed hereto as Exhibit B.

EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

36. The Effective Date of this Settlement shall be the date when all of the following shall have occurred:

(a) entry of the Preliminary Approval Order, which shall be in all material respects substantially in the form set forth in Exhibit A annexed hereto;

(b) approval by the Court of the Settlement, following notice to the Settlement Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

(c) a Judgment, which shall be in all material respects substantially in the form set forth in Exhibit B annexed hereto, has been entered by the Court and has become Final or, in the event that the Court enters an Alternative Judgment and none of the Settling Parties elects to terminate this Settlement, the date that such Alternative Judgment becomes Final.

37. Settling Defendants and Lead Plaintiffs shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”), through counsel, to all other Settling Parties hereto within thirty (30) calendar days of: (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve this Stipulation or any material part of it;

(c) the Court’s final refusal to enter the Judgment in any material respect; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals or the Supreme Court of the United States; or (e) in the event that the Court enters an Alternative Judgment and none of the Settling Parties hereto elects to terminate this Settlement, the date upon which such Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court of the United States.

38. Simultaneously herewith, Settling Defendants’ Counsel and Lead Counsel are executing a Supplemental Agreement Regarding Settlement (“Supplemental Agreement”). The Supplemental Agreement sets forth certain conditions under which SafeNet shall have the option (which option shall be exercised unilaterally by SafeNet) to terminate the Settlement and render this Stipulation null and void in the event that requests for exclusion from the Settlement Class exceed certain agreed-upon criteria (the “Opt-Out Threshold”). The Settling Parties agree to maintain the confidentiality of the Opt-Out Threshold in the Supplemental Agreement, which shall not be filed with the Court unless a dispute arises as to its terms, or as otherwise ordered by the Court, nor shall the Supplemental Agreement otherwise be disclosed unless required by applicable securities or other law. If submission of the Supplemental Agreement is required for resolution of a dispute or is otherwise ordered by the Court, the Settling Parties will undertake to have the Opt-Out Threshold submitted to the Court in camera.

39. In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, with the exception of the provisions of ¶ 45 which shall continue to apply.

40. In addition to all of the rights and remedies that the Lead Plaintiffs and Lead Counsel have under the terms of this Stipulation, they shall also have the right to terminate the

Settlement in the event that SafeNet does not pay, or cause to be paid, the Settlement Amount as provided in ¶ 6 above, by providing written notice of their election to terminate to all other Settling Parties to this Stipulation and, thereafter, Settling Defendants fail to pay the Settlement Amount within fourteen (14) calendar days of such written notice.

41. If an option to withdraw from and terminate this Stipulation and Settlement arises under any of ¶¶ 37, 38 or 40 above, (i) neither Settling Defendants nor Lead Plaintiffs will be required for any reason or under any circumstance to exercise that option; and (ii) any exercise of that option shall be made in good faith, but in the sole and unfettered discretion of Settling Defendants or Lead Plaintiffs, as applicable.

42. Except as otherwise provided herein, in the event the Settlement is terminated or fails to become effective for any reason, then: the Settlement shall be without prejudice, and none of its terms, including, but not limited to, the certification of the Settlement Class, shall be effective or enforceable except as specifically provided herein; the Settling Parties to this Stipulation shall be deemed to have reverted to their respective litigation positions in the Litigation immediately prior to the execution of the Term Sheet for Settlement of Class Action on July 9, 2010 (“Term Sheet”); and, except as otherwise expressly provided, the Settling Parties in the Litigation shall proceed in all respects as if this Stipulation and any related orders had not been entered. In such event, the fact and terms of the Term Sheet or this Stipulation, or any aspect of the negotiations leading to this Stipulation, shall not be admissible in this Litigation and shall not be used by Named Plaintiffs against Settling Defendants or by Settling Defendants against Named Plaintiffs in any court filings, depositions, at trial or otherwise.

43. If the Settlement fails to become effective as defined herein or is terminated pursuant to the provisions of ¶¶ 37, 38 or 40 above, any portion of the Settlement Amount previously paid by SafeNet on behalf of Settling Defendants, together with any interest earned thereon, less any Taxes paid or due, less Notice and Administration Expenses actually incurred and paid or payable from the Settlement Amount shall be returned to SafeNet within fifteen (15) calendar days after written notification of such event. At the request of SafeNet’s Counsel, the Escrow Agent or its designee shall apply for any tax refund owed on the amounts in the Escrow Account and pay the proceeds, after any deduction of any fees or expenses incurred in connection with such application(s), for refund to SafeNet.

44. In the event the Settlement is terminated or fails to become effective for any reason, the Settling Parties shall, within fourteen (14) calendar days of such cancellation, jointly request a status conference with the Court to be held on the Court’s first available date. At such status conference, the Settling Parties shall ask for the Court’s assistance in scheduling continued proceedings in the Litigation between the Settling Parties.

NO ADMISSION OF WRONGDOING

45. Except as set forth in ¶ 46 below, this Stipulation, whether or not consummated, and any negotiations, proceedings or agreements relating to the Stipulation, the Settlement, and any matters arising in connection with settlement negotiations, proceedings, or agreements, shall not be offered or received against the Settling Defendants for any purpose, and in particular:

(a) do not constitute, and shall not be offered or received against the Settling Defendants or any of them as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Settling Defendants with respect to the truth of any fact alleged by Lead Plaintiffs and the Settlement Class or the validity of any claim that has been or could have been asserted in the Litigation or in any litigation, including but not limited to the Released Claims, or of any liability, damages, negligence, fault or wrongdoing of the Settling Defendants;

(b) do not constitute, and shall not be offered or received against the Settling Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Settling Defendant, or against Lead Plaintiffs or any other members of the Settlement Class as evidence of any infirmity in the claims of Lead Plaintiffs or the other members of the Settlement Class;

(c) do not constitute, and shall not be offered or received against the Settling Defendants or against Lead Plaintiffs or any other members of the Settlement Class, as evidence of a presumption, concession or admission with respect to any liability, damages, negligence, fault, infirmity or wrongdoing, or in any way referred to for any other reason as against any of the Settling Parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(d) do not constitute, and shall not be construed against Settling Defendants, Lead Plaintiffs or any other members of the Settlement Class, as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;

(e) do not constitute, and shall not be construed as or received in evidence as an admission, concession or presumption against the Executive Officer Defendants or the Former Director Defendants that they, or any of them, (i) participated in the negotiations leading to the Settlement Amount, (ii) acquiesced in and/or approved of the Settlement Amount, or (iii) have waived their right to argue that the Settlement Amount is greater than warranted under the circumstances; and

(f) do not constitute, and shall not be construed as or received in evidence as, an admission, concession or presumption against Lead Plaintiffs or any other members of the Settlement Class or any of them that any of their claims are without merit or infirm or that damages recoverable under the Second Amended Complaint would not have exceeded the Settlement Amount.

46. Settling Defendants may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim, or to effectuate the liability protection granted them under any applicable insurance policies. Settling Parties may file this Stipulation and/or the Judgment in any action that may be brought to enforce the terms of this Stipulation and/or the Judgment. All Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement.

MISCELLANEOUS PROVISIONS

47. All of the exhibits to the Stipulation, except any Plan of Allocation, to the extent incorporated in those exhibits, are material and integral parts hereof and are fully incorporated herein by this reference.

48. SafeNet warrants that, as to the payments made by or on behalf of Settling Defendants, at the time of such payment that SafeNet will make or cause to be made pursuant to ¶ 6 above, SafeNet will not be insolvent, nor will the payment required to be made by or on behalf of Settling Defendants render SafeNet insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof. This representation is made by SafeNet and not by SafeNet’s Counsel.

49. If a case is commenced in respect of SafeNet or any Insurer contributing funds to the Settlement Fund on behalf of Settling Defendants under Title 11 of the United States Code (Bankruptcy), or if a trustee, receiver, conservator, or other fiduciary is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money or any portion thereof to the Settlement Fund by or on behalf of SafeNet to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by others, then, at the election of Lead Counsel, the Settling Parties shall jointly move the Court to vacate and set aside the releases given and the Judgment entered in favor of the Settling Defendants and the other Released Defendant Parties pursuant to this Stipulation, which releases and Judgment shall be null and void, and the Settling Parties shall be restored to their respective positions in the litigation immediately prior to July 9, 2010, and any cash amounts in the Settlement Fund shall be returned as provided in ¶ 43 above.

50. The Settling Parties to this Stipulation intend the Settlement of the Litigation to be the full, final and complete resolution of all claims asserted or which could have been asserted by the Settling Parties with respect to the Released Claims and Released Defendants’ Claims. Accordingly, Lead Plaintiffs and Settling Defendants agree not to assert in any forum that the Litigation was brought, prosecuted or defended in bad faith or without a reasonable basis. The Settling Parties agree that each has complied fully with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense and settlement of the

Litigation. SafeNet and Lead Plaintiffs agree that the amount paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by SafeNet and Lead Plaintiffs, and their respective counsel, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with experienced legal counsel.

51. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Settling Parties hereto or their successors.

52. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

53. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and any expenses and implementing and enforcing the terms of this Stipulation.

54. Unless ordered by a Court, no Settling Party or counsel shall disseminate, refer to, or otherwise distribute to any third party any information regarding the negotiation of the Settlement between the Settling Parties, or any information or documents they obtained from another Settling Party in connection with the Settlement, all of which the parties agree shall be deemed as “confidential” under the terms of the Court’s Order of May 4, 2010, except as necessary in connection with this Stipulation or Court approval of the Settlement, or as the parties may otherwise agree, or as may be required by applicable securities or other law. However, no information may be disclosed under this paragraph except pursuant to the procedures set forth in the Court’s Order of May 4, 2010. Notwithstanding the foregoing sentence, disclosure of this Stipulation and the documents referred to and incorporated herein by reference in paragraphs 2-67 shall only be restricted subject to and in accordance with the provisions of this Stipulation.

55. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

56. This Stipulation, its exhibits and the Supplemental Agreement constitute the entire agreement among the Settling Parties hereto concerning the Settlement of the Litigation as against Settling Defendants, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

57. All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive the Stipulation.

58. Nothing in the Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, or work product protection.

59. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Settling Parties to this Stipulation shall exchange among themselves original signed counterparts. Signatures sent by facsimile or pdf’d via e-mail shall be deemed originals.

60. This Stipulation shall be binding when signed, but the Settlement shall be effective only on the condition that the Effective Date occurs.

61. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

62. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

63. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

64. Lead Counsel, on behalf of the Class Members, warrants and represents that it is expressly authorized by Lead Plaintiffs to take all appropriate action required or permitted to be taken by the Class Members pursuant to the Stipulation to effectuate its terms and also is expressly authorized by Lead Plaintiffs to enter into any modifications or amendments to the Stipulation on behalf of the Class Members that it deems appropriate.

65. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so, and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

66. Lead Counsel and Settling Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminarily Approval Order, the Stipulation and the Settlement and in consummating the Settlement in accordance with its terms, and to promptly agree upon and execute all such other documentation as reasonably may be required to obtain final approval by the Court of the Settlement.

67. Except as otherwise provided herein, each party shall bear its own costs.

IN WITNESS WHEREOF, the Settling Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of September 13, 2010.

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

By:	/s/ William C. Fredericks
Max W. Berger
William C. Fredericks
1285 Avenue of the Americas New York, New York 10019 (212) 554-1400

LABATON SUCHAROW LLP

By:	/s/ Jonathan Gardner
Lawrence A. Sucharow
Jonathan Gardner 140 Broadway New York, NY 10005 (212) 907-0700

Co-Lead Counsel for Lead Plaintiffs and the Proposed Class

SULLIVAN & CROMWELL LLP

By:	/s/ Richard H. Klapper
Richard H. Klapper
Andrew H. Reynard 125 Broad Street New York, NY 10004 (212) 558-4000

Counsel for Defendant SafeNet, Inc.

ARNOLD & PORTER, LLP

By:	/s/ John A. Freedman
John A. Freedman
Joshua P. Wilson
555 Twelfth St., N.W. Washington, DC 20004-1206 (202) 942-5000

Counsel for Defendant Anthony A. Caputo

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Matthew B. Holmwood
Paul A. Engelmayer
Matthew B. Holmwood
399 Park Avenue New York, NY 10022 (212) 230-8800

Counsel for Defendant Carole Argo

DLA PIPER LLP

By:	/s/ Joseph Collins
Jonathan King
Samuel Isaacson
Joseph Collins
203 N. LaSalle St., Suite 1900 Chicago, Illinois 60601-1293 (312) 368-4000

Counsel for Defendant Kenneth Mueller

465981.11

Exhibit A -

Preliminary Approval Order

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

POLICE AND FIRE RETIREMENT
SYSTEM OF THE CITY OF DETROIT,	Case No. 06 Civ. 5797 (PAC)
PLYMOUTH COUNTY RETIREMENT
SYSTEM, STATE-BOSTON
RETIREMENT SYSTEM, and
MICHAEL GOLDE, On Behalf of
Themselves and All Others Similarly
Situated,

Plaintiffs,	PRELIMINARY APPROVAL ORDER
PROVIDING FOR NOTICE AND
v.	HEARING IN CONNECTION WITH
PROPOSED CLASS ACTION
SAFENET, INC., ANTHONY A.	SETTLEMENT
CAPUTO, KENNETH A. MUELLER,
CAROLE D. ARGO, THOMAS A.
BROOKS, IRA A. HUNT, Jr., BRUCE R.
THAW, ARTHUR L. MONEY,
SHELLEY A. HARRISON, and
ANDREW E. CLARK,

Defendants.

WHEREAS, on September 13, 2010, the parties to the above-captioned consolidated securities class action litigation (the “Litigation”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”), which was filed with the Court on September 13, 2010 and which is subject to review under Rule 23 of the Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions of the proposed settlement of the claims alleged in the Second Amended Consolidated Class Action Complaint (“SAC”) on the merits and with prejudice (the “Settlement”); and the Court having read and considered the Stipulation and the accompanying exhibits; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used in this Order that are not otherwise defined herein having the meanings defined in the Stipulation;

NOW, THEREFORE, IT IS HEREBY ORDERED, this             day of September, 2010 that:

1. The Court has reviewed the Stipulation and preliminarily finds the Settlement set forth therein to be fair, reasonable and adequate, subject to further consideration at the Settlement Hearing described below.

2. Pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, the Court hereby certifies, for the purposes of the Settlement only, the Litigation as a class action on behalf of all persons and entities that purchased or otherwise acquired the common stock of SafeNet, Inc. (“SafeNet” or the “Company”) during the period from March 31, 2003 through May 18, 2006, inclusive (the “Class Period”), and were allegedly damaged thereby (the “Settlement Class”), including all persons and entities that acquired SafeNet common stock in exchange for their shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet (the “Subclass”). Excluded from the Settlement Class are: the current and former defendants in the Litigation; the current and former trustees, officers and directors of the Company; the members of the immediate families of the current and former individual defendants in the Litigation; the subsidiaries and affiliates of SafeNet; any entity in which any current or former defendant has or had a controlling interest; and the legal representatives, heirs, successors or assigns of any excluded Person. Also excluded from the Settlement Class will be any Person who timely and validly seeks exclusion from the Settlement Class.

2

3. The Court finds and concludes that the prerequisites of class action certification under Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedures have been satisfied for the Settlement Class defined herein and for the purposes of the Settlement only, in that:

(a) the members of the Settlement Class are so numerous that joinder of all Class Members is impracticable;

(b) there are questions of law and fact common to the Class Members;

(c) the claims of Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System are typical of the Settlement Class’s claims and the claims of named plaintiff Michael Golde are typical of the Subclass’s claims;

(d) the Class Representatives and their counsel have fairly and adequately represented and protected the interests of the Settlement Class and the Subclass;

(e) the questions of law and fact common to the Class Members predominate over any individual questions; and

(f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering that the claims of Class Members in the Litigation are substantially similar and would, if tried, involve substantially identical proofs and may therefore be efficiently litigated and resolved on an aggregate basis as a class action; the amounts of the claims of many of the Class Members are too small to justify the expense of individual actions; and it does not appear that there is any intent among Class Members in individually controlling the litigation of their claims.

4. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, Lead Plaintiffs the Police and Fire Retirement System of the City of

3

Detroit and the Plymouth County Retirement System are certified as Class Representatives for the Settlement Class and named plaintiff Michael Golde is certified as Class Representative for the Subclass. The law firms of Labaton Sucharow LLP and Bernstein Litowitz Berger & Grossmann LLP are appointed Class Counsel for the Settlement Class and the Subclass.

5. A hearing (the “Settlement Hearing”) pursuant to Rule 23(e) of the Federal Rules of Civil Procedure is hereby scheduled to be held before the Court on             , 2010, at             :            .m. for the following purposes:

(a) to determine whether the proposed Settlement is fair, reasonable and adequate, and should be approved by the Court;

(b) to determine whether the Final Order and Judgment (“Judgment”) as provided under the Stipulation should be entered, dismissing the SAC filed herein, on the merits and with prejudice, and to determine whether the release by the Settlement Class of the Released Claims, as set forth in the Stipulation, should be provided to the Released Defendant Parties;

(c) to determine, for purposes of the Settlement only, whether the Settlement Class should be finally certified; whether Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System should be finally certified as Class Representatives for the Settlement Class; whether named plaintiff Michael Golde should be finally certified as Class Representative for the Subclass; and whether the law firms of Labaton Sucharow LLP and Bernstein Litowitz Berger& Grossmann LLP should be finally appointed as Class Counsel for the Settlement Class and the Subclass;

(d) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable and should be approved by the Court;

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(e) to consider Lead Counsel’s application for an award of attorneys’ fees and reimbursement of expenses (which may include an application for an award to Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System and/or the Subclass Representative for reimbursement of their reasonable costs and expenses directly related to their representations of the Settlement Class and Subclass, respectively); and

(f) to rule upon such other matters as the Court may deem appropriate.

6. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter the Judgment approving the Settlement and dismissing the SAC on the merits and with prejudice regardless of whether it has approved the Plan of Allocation or awarded attorneys’ fees and/or expenses. The Court may also adjourn the Settlement Hearing or modify any of the dates herein without further notice to members of the Settlement Class.

7. The Court approves the form, substance and requirements of the Notice of Pendency of Class Action and Proposed Settlement (the “Notice”) and the Proof of Claim and Release Form (“Proof of Claim”), substantially in the forms annexed hereto as Exhibits 1 and 2, respectively.

8. The Court approves the retention of AB Data as the Claims Administrator. The Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms annexed hereto, to be mailed, by first-class mail, postage prepaid, on or before ten (10) business days after the date of entry of this Order (“Notice Date”), to all Class Members who can be identified with reasonable effort. Defendant SafeNet, to the extent it has not already done so, shall cause (i) a list of the name and last known address of the persons and entities who were

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SafeNet shareholders of record during the Class Period; and (ii) copies of the Depository Trust Company “Listing Position” statements as of the record date for each SafeNet annual meeting of shareholders held during the Class Period to be made available to the Claims Administrator, in electronic form, within five (5) business days after entry of this order for the purpose of identifying and giving notice to the Settlement Class. Defendant SafeNet shall bear all costs or expenses associated with providing the Claims Administrator with such records.

9. The Claims Administrator shall use reasonable efforts to give notice to nominee purchasers such as brokerage firms and other persons or entities who purchased or otherwise acquired SafeNet common stock during the Class Period as record owners but not as beneficial owners. Such nominee purchasers are directed, within seven (7) calendar days of their receipt of the Notice, to either (i) provide the Claims Administrator with lists of the names and last known addresses of the beneficial owners, and the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such identified beneficial owners by first-class mail, or (ii) request additional copies of the Notice and Proof of Claim, and within seven (7) calendar days of receipt of such copies send them by first-class mail directly to the beneficial owners. Nominee purchasers who elect to send the Notice and Proof of Claim to their beneficial owners shall also send a statement to the Claims Administrator confirming that the mailing was made as directed. Additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, after receipt by the Claims Administrator of proper documentation, for their reasonable expenses incurred in sending the Notices and Proofs of Claim to beneficial owners. Lead Counsel shall, at or before the Settlement Hearing, file with the Court proof of mailing of the Notice and Proof of Claim.

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10. The Court approves the form of the Summary Notice of Pendency of Class Action and Proposed Settlement (“Summary Notice”), substantially in the form annexed hereto as Exhibit 3, and directs that Lead Counsel shall cause the Summary Notice to be published in Investor’s Business Daily and transmitted over Business Wire within fourteen (14) calendar days of the Notice Date. Lead Counsel shall, at or before the Settlement Hearing, file with the Court proof of publication of the Summary Notice.

11. The form and content of the notice program described herein, and the method set forth herein of notifying the Settlement Class of the Settlement and its terms and conditions, meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 27 of the Securities Act of 1933, 15 U.S.C. §77z-1(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

12. In order to be eligible to receive a distribution from the Net Settlement Fund, in the event the Settlement is effected in accordance with the terms and conditions set forth in the Stipulation, each Class Member shall take the following actions and be subject to the following conditions:

(a) A properly executed Proof of Claim, substantially in the form annexed hereto as Exhibit 2, must be submitted to the Claims Administrator, at the address indicated in the Notice, postmarked no later than 120 calendar days after the Notice Date. Such deadline may be further extended by Court Order. Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first-class mail, postage

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prepaid) provided such Proof of Claim is actually received prior to the motion for an order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice. Any Class Member who does not timely submit a Proof of Claim within the time provided for shall be barred from sharing in the distribution of the Net Settlement Fund, unless otherwise ordered by the Court.

(b) The Proof of Claim submitted by each Class Member must satisfy the following conditions, unless otherwise ordered by the Court: (i) it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Lead Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of her current authority to act on behalf of the Class Member must be included in the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

(c) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted.

13. Class Members shall be bound by all orders, determinations and judgments in this Litigation, whether favorable or unfavorable, unless such Persons request exclusion from the Settlement Class in a timely and proper manner, as hereinafter provided. A Class Member

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wishing to make such an exclusion request shall mail the request in written form by first-class mail to the address designated in the Notice for such exclusions, such that it is received no later than twenty-one (21) calendar days prior to the Settlement Hearing. Such request for exclusion must state the name, address and telephone number of the person seeking exclusion, that the sender requests to be excluded from the Settlement Class in Police and Fire Retirement System of the City of Detroit, et al. v. SafeNet, Inc., et al., No. 06-5797, and must be signed by such person. Such persons requesting exclusion are also directed to state: the date(s), price(s), and number(s) of shares of all purchases, acquisitions, and sales of SafeNet common stock during the Class Period. The request for exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court.

14. Class Members requesting exclusion from the Settlement Class shall not be eligible to receive any payment out of the Net Settlement Fund as described in the Stipulation and Notice.

15. The Court will consider any Class Member’s objection to the Settlement, the Plan of Allocation, and/or the application for an award of attorneys’ fees or reimbursement of expenses only if no later than twenty-one (21) calendar days before the Settlement Hearing, such Class Member has served by hand or by overnight delivery his, her or its written objection and supporting papers, upon Lead Counsel, Jonathan Gardner, Labaton Sucharow LLP, 140 Broadway, New York, New York 10005, and William C. Fredericks, Jeremy P. Robinson, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, New York 10019, and counsel for SafeNet, Inc., Richard H. Klapper, Andrew H. Reynard, Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (“SafeNet’s Counsel”), who will

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then provide copies to counsel for the other Settling Defendants, and has filed said objections and supporting papers with the Clerk of the Court, United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007-1312. Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the application for an award of attorneys’ fees and other expenses are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object to the Settlement, the Plan of Allocation, and/or the application for an award of attorneys’ fees and expenses and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Hearing. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

16. Any Class Member who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement, to the Plan of Allocation, and/or the application for an award of attorneys’ fees and expenses, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

17. Pending final determination of whether the Settlement should be approved, Lead Plaintiffs, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Released Claims against the Released Defendant Parties.

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18. As provided in the Stipulation, Lead Counsel may pay the Claims Administrator a portion of the reasonable fees and costs associated with giving notice to the Settlement Class and the review of claims and administration of the Settlement out of the Settlement Fund, including paying taxes, without further approval from the Settling Defendants and without further order of the Court.

19. All papers in support of the Settlement, Plan of Allocation, and Lead Counsel’s request for an award of attorneys’ fees and expenses shall be filed with the Court and served on or before twenty-eight (28) calendar days prior to the date set herein for the Settlement Hearing. If reply papers are necessary, they are to be filed with the Court and served no later than seven (7) calendar days prior to the Settlement Hearing. To the extent applicable, Settling Defendants shall file with the Court and serve papers supporting the fulfillment of any obligations they have in connection with the Settlement on or before twenty-eight (28) calendar days prior to the date set herein for the Settlement Hearing. If reply papers are necessary, they are to be filed with the Court and served no later than seven (7) calendar days prior to the Settlement Hearing.

20. The passage of title and ownership of the Settlement Fund to the Escrow Agent in accordance with the terms and obligations of the Stipulation is approved. No person who is not a Class Member or Lead Counsel shall have any right to any portion of, or to any distribution of, the Net Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation.

21. All funds held in escrow shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Stipulation and/or further order of the Court.

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22. If the Settlement fails to become effective as defined in the Stipulation or is terminated pursuant to the provisions of paragraph 37, 38 or 40 of the Stipulation, then, in any such event, the Stipulation, including any amendment(s) thereof, except as expressly provided in the Stipulation, and this Preliminary Approval Order shall be null and void, of no further force or effect, and without prejudice to any Settling Party, and may not be introduced as evidence or used in any actions or proceedings by any person or entity against the Settling Parties, and the Settling Parties shall be deemed to have reverted to their respective litigation positions in the Litigation immediately prior to the execution of the Term Sheet on July 9, 2010.

23. The Court retains exclusive jurisdiction over the Litigation to consider all further matters arising out of or connected with the Settlement.

Dated:    September     , 2010

Honorable Paul A. Crotty UNITED STATES DISTRICT JUDGE

# 468487.13

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Exhibit A-1 -

Notice

FINAL

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

POLICE AND FIRE RETIREMENT
SYSTEM OF THE CITY OF DETROIT,	Case No. 06 Civ. 5797 (PAC)
PLYMOUTH COUNTY RETIREMENT
SYSTEM, STATE-BOSTON
RETIREMENT SYSTEM, and
MICHAEL GOLDE, On Behalf of
Themselves and All Others Similarly
Situated,

Plaintiffs,	NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION

v.

SAFENET, INC., ANTHONY A.
CAPUTO, KENNETH A. MUELLER,
CAROLE D. ARGO, THOMAS A.
BROOKS, IRA A. HUNT, Jr., BRUCE R.
THAW, ARTHUR L. MONEY,
SHELLEY A. HARRISON, and
ANDREW E. CLARK,

Defendants.

A Federal Court authorized this Notice. This is not a solicitation from a lawyer.

NOTICE OF PENDENCY OF CLASS ACTION: Please be advised that your rights may be affected by a class action lawsuit pending in this Court (the “Litigation”) if, during the period from March 31, 2003 through May 18, 2006, inclusive, you purchased or otherwise acquired common stock of SafeNet, Inc. (“SafeNet” or the “Company”).

NOTICE OF SETTLEMENT: Please also be advised that the Court-appointed Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit, the Plymouth County Retirement System and the State-Boston Retirement System (“Lead Plaintiffs”), on behalf of the Settlement Class (as defined in ¶1 below), have reached a proposed settlement of the Litigation for a total of $25,000,000 in cash that will resolve all claims in the Litigation (the “Settlement”).

This Notice explains important rights you may have, including your possible receipt of cash from the Settlement. Your legal rights will be affected whether or not you act. Please read this Notice carefully!

SUMMARY OF THIS NOTICE

I.	Description of the Litigation and the Class

This Notice relates to the proposed Settlement of a class action lawsuit pending against SafeNet and certain former executives (the “Settling Defendants”). The proposed Settlement, if approved by the Court, will settle claims of all persons and entities who purchased or otherwise acquired common stock of SafeNet from March 31, 2003 through May 18, 2006, inclusive (the “Class Period”), and were allegedly damaged thereby (the “Settlement Class” or “Class”), including all persons and entities that acquired SafeNet common stock in exchange for their shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet (the “Subclass”).

II.	Statement of the Class’s Recovery

Subject to Court approval, and as described more fully in ¶¶[    ] below, Lead Plaintiffs, on behalf of the Settlement Class, have agreed to settle all claims related to the purchase of SafeNet common stock during the Class Period that were or could have been asserted against the Settling Defendants and the other Released Parties in the Litigation in exchange for a settlement payment of $25,000,000 in cash (the “Settlement Amount”) to be deposited into an interest-bearing escrow account (the “Settlement Fund”). Based on Lead Plaintiffs’ damages expert’s estimate of the number of shares of SafeNet common stock that may have been damaged by the alleged fraud, and assuming that all those shares participate in the Settlement, Lead Counsel’s damages expert estimates that the average recovery would be approximately $1.05 per allegedly damaged share,1 before the deduction of Court-approved fees, expenses and costs as described herein. Class Members should note, however, that this is only

[1]	An allegedly damaged share might have been traded more than once during the Class Period, and this average recovery would be the total for all purchasers of that share.

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an estimate based on the overall number of potentially damaged shares in the Settlement Class. Some Class Members may recover more or less than this estimated amount depending on, among other factors, when and the prices at which their shares were purchased or sold. The Net Settlement Fund (the Settlement Fund less taxes, notice and administration costs, and attorneys’ fees and litigation expenses awarded to Lead Counsel) will be distributed in accordance with a plan of allocation (the “Plan of Allocation”) that will be approved by the Court and will determine how the Net Settlement Fund shall be allocated to the members of the Settlement Class. The proposed Plan of Allocation is included in this Notice.

III.	Statement of Average Amount of Damages Per Share

The parties do not agree on the average amount of damages per share that would be recoverable if Lead Plaintiffs were to prevail. The Settling Defendants deny all liability and that any shares of SafeNet common stock were damaged as Lead Plaintiffs have alleged. The issues on which the various parties disagree include, for example: (1) whether the Settling Defendants made any allegedly false and misleading statements or omissions that were material; (2) whether the Settling Defendants acted with the required state of mind; (3) the amount by which the prices of SafeNet common stock was artificially inflated (if at all) during the Class Period as a result of the alleged fraud; (4) the extent that SafeNet’s alleged failure to record proper compensation expenses and its stock option granting practices influenced (if at all) the trading price of SafeNet’s common stock during the Class Period; (5) whether any purchasers of SafeNet common stock suffered any alleged damages as a result of the alleged misstatements and omissions in the Company’s public statements; and (6) the amount of such damages, assuming they exist.

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IV.	Statement of Attorneys’ Fees and Expenses Sought

Lead Counsel (as defined in ¶[     ] below) will apply to the Court for an award of attorneys’ fees from the Settlement Fund in an amount not to exceed     % of the Settlement Fund. In addition, Lead Counsel also will apply for the reimbursement of litigation expenses paid or incurred in connection with the prosecution and resolution of the Litigation, in an amount not to exceed $            , plus interest from the date of funding at the same rate as earned by the Settlement Fund. Lead Counsel’s overall request for reimbursement of litigation expenses may include a request for an award to Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System and/or the Subclass Representative Michael Golde (“Subclass Representative”) for reimbursement of their reasonable costs and expenses directly related to their representation of the Settlement Class and Subclass, respectively. If the Court approves Lead Counsel’s fee and expense application in full, the average amount of fees and expenses per allegedly damaged share of SafeNet common stock will be approximately $            .

V.	Identification of Attorneys’ Representatives

Lead Plaintiffs and the Settlement Class are being represented by William C. Fredericks, Esq., of Bernstein Litowitz Berger & Grossmann LLP, and Jonathan Gardner, Esq., of Labaton Sucharow LLP, the Court-appointed Lead Counsel. Any questions regarding the Settlement should be directed to Mr. Gardner at Labaton Sucharow LLP, 140 Broadway, New York, NY 10005, 800-[__], www.labaton.com, or Mr. Fredericks at Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, NY 10019, (800) 380-8496, blbg@blbglaw.com.

VI.	Reasons for the Settlement

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For Lead Plaintiffs, the principal reason for the Settlement is the immediate benefit of a substantial cash recovery for the Settlement Class. This benefit must be compared to the risk that no recovery or a smaller recovery might be achieved after fact and expert discovery are complete, summary judgment motions are made by the Settling Defendants, a contested trial and likely appeals, possibly years into the future. For the Settling Defendants, who deny all allegations of liability and deny that any Class Members were damaged, the principal reason for the Settlement is to eliminate the burden, expense, uncertainty and risk of further litigation.

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:

ACTIONS YOU MAY PURSUE	EFFECT OF TAKING THIS ACTION
REMAIN A MEMBER OF THE SETTLEMENT CLASS	This is the only way to get a payment. If you wish to be eligible to obtain a payment as a Class Member, you will need to file a Claim Form (which is included with this Notice) postmarked no later than , 2010.

EXCLUDE YOURSELF FROM THE SETTLEMENT CLASS BY SUBMITTING A WRITTEN REQUEST FOR EXCLUSION SO THAT IT IS RECEIVED NO LATER THAN , 2010.	Get no payment. This is the only option that allows you to ever be part of any other lawsuit against any of the Settling Defendants or other Released Parties concerning the claims that were, or could have been, asserted in this case. This is the only option for Class Members to remove themselves from the Settlement Class.

OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN , 2010.	Write to the Court and explain why you do not like the Settlement, the proposed Plan of Allocation, and/or the request for attorneys’ fees and reimbursement of expenses. You cannot object unless you are a Class Member and do not exclude yourself.

GO TO THE HEARING ON , 2010 AT : .M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN , 2010.	Ask to speak in Court about the fairness of the Settlement, the proposed Plan of Allocation, or the request for attorneys’ fees and reimbursement of expenses.

DO NOTHING	Get no payment. Remain a Class Member. Give up your rights.

[END OF COVER PAGE]

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BASIC INFORMATION

1.	Why did I get this notice package?

You or someone in your family may have purchased or otherwise acquired SafeNet common stock during the period from March 31, 2003 through May 18, 2006, inclusive, and may be a Class Member in this Litigation. This package explains the lawsuit, the Settlement, Class Members’ legal rights, what benefits are available, who is eligible for them and how to get them.

The Court directed that this Notice be sent to Class Members because they have a right to know about the proposed Settlement of this class action lawsuit, and about all of their options, before the Court decides whether to approve the Settlement. If approved, the Settlement will end all of the Settlement Class’s claims against the Settling Defendants, i.e., SafeNet, Anthony Caputo, Carole Argo and Kenneth Mueller. The Court will consider whether to approve the Settlement at a Settlement Hearing on             , 2010 at      :        .m. If the Court approves the Settlement, and after any appeals are resolved and the Settlement administration is completed, the claims administrator appointed by the Court will make the payments that the Settlement allows.

The Court in charge of the case is the United States District Court for the Southern District of New York, and the case is known as Police and Fire Retirement System of Detroit, et al. v. SafeNet, Inc. et al., No. 06 Civ. 5797. This case was assigned to United States District Judge Paul A. Crotty. The persons who are suing are called plaintiffs and the company and the persons being sued are called defendants.

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2.	What is this lawsuit about and what has happened so far?

During the Class Period, SafeNet was a Delaware corporation headquartered in Belcamp, Maryland. SafeNet developed, marketed and sold a variety of information and data security products and services, including both hardware and software, which are used to protect and secure digital identities, communications and applications. During the Class Period, SafeNet’s common stock was actively traded on the NASDAQ electronic exchange under the symbol “SFNT.”2

Lead Plaintiffs’ claims in the Litigation are stated in the Second Consolidated Amended Class Action Complaint For Violations Of The Federal Securities Laws Seeking Money Damages And Equitable Relief dated March 10, 2010 (the “SAC”). Lead Plaintiffs allege that Defendants intentionally backdated stock option grants to Company officers, directors, and employees over a five-year period, and that Defendants either intentionally failed or were severely reckless in failing to disclose those practices and properly account for the backdated stock option grants. The SAC alleges that Defendants knowingly or recklessly issued a series of public statements during the Class Period that were materially false and misleading. The SAC also alleges that Defendants employed improper accounting practices with respect to its stock option grants that caused SafeNet to under-report compensation expense and thus over-report net income and earnings per share on SafeNet’s financial statements, based on Defendants’ alleged failure to record properly and account for the actual dates of the stock option grants. In addition, the SAC also restated certain previously dismissed claims, alleging that Defendants had engaged in certain additional, non-options related accounting improprieties as part of an earnings

[2]

In April 2007, the Company was acquired by technology buyout specialist Vector Capital for $634 million and taken private. SAC ¶¶ 11, 32; 4/12/2007 Press Release, “Vector Capital Completes Acquisition of SafeNet, Inc.”

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management scheme. Defendants allegedly disseminated fraudulently inflated financial statements to the public throughout the Class Period in SafeNet’s annual and quarterly filings, annual proxy statements, and the registration statement issued in connection with a stock-based merger with Rainbow Technologies.

Defendants deny the claims and contentions alleged by Lead Plaintiffs in this Litigation, deny any liability whatsoever, and maintain that they have meritorious defenses to all claims that were raised or could have been raised in the Litigation.

This case was filed on August 1, 2006 by Police and Fire Retirement System of the City of Detroit pursuant to the PSLRA. On February 21, 2007, the Court appointed Lead Plaintiffs, and Labaton Sucharow and Bernstein Litowitz Berger and Grossmann LLP as Lead Counsel, to represent the class. Lead Plaintiffs filed a Consolidated Amended Class Action Complaint (the “Amended Complaint”) on August 1, 2008 against SafeNet, six former members of the Company’s Board of Directors, and three of its former officers for violations of the federal securities laws based on two fraudulent schemes: (1) an options backdating scheme, and (2) an earnings management scheme.

On August 5, 2009, the Court granted in part and denied in part a request by Defendants to dismiss the Amended Complaint. Specifically, the Court allowed Lead Plaintiffs’ claims arising out of the alleged options backdating scheme to proceed. Those claims were made under §§ 10(b), 20(a) and 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and §§ 11, 12(a)(2) and 15 of the Securities Act of 1933 (“Securities Act”) against SafeNet, Anthony Caputo (“Caputo”), SafeNet’s former Chief Executive Officer, and Carole Argo (“Argo”), SafeNet’s former Chief Financial Officer and Chief Operating Officer. The Court dismissed Lead Plaintiffs’ claims with respect to the non-stock option-related “earnings management”

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claims against all the defendants for failure to allege loss causation. In addition, pursuant to the August 5, 2009 Order, the Court dismissed all claims against Mueller, SafeNet’s former Chief Financial Officer, and the Former Director Defendants.

On November 12, 2009, the Securities and Exchange Commission (“SEC”) filed a complaint against SafeNet, Caputo, and Mueller, among others, for alleged violations of the federal securities laws. The same day, the SEC also announced that its action against SafeNet, Caputo, and Mueller, among others, had been settled. Pursuant to that settlement, SafeNet agreed, without admitting any wrongdoing, to pay a fine of $1,000,000 and defendants Caputo and Mueller, without admitting any wrongdoing, agreed, inter alia, to pay fines of $250,000 and $75,000, respectively. Previously, in October 2007, defendant Argo had pled guilty to a single count of securities fraud, and, in September 2008, had also separately agreed to settle civil federal fraud claims brought against her by the SEC.

On March 10, 2010, by stipulation and order, Lead Plaintiffs filed a Second Consolidated Amended Class Action Complaint (“Second Amended Complaint” or “SAC”), purporting to rename Mueller as a defendant with respect to the stock option-related claims.

On March 11, 2010, Mueller moved to dismiss the SAC’s allegations against him, which Mueller claimed still failed to state a claim against him and still failed to cure the pleading deficiencies in the Amended Complaint as to the claims asserted against him. The Court had not yet ruled on whether Lead Plaintiffs’ SAC stated a claim against Mueller when an agreement to settle was reached.

After extensive negotiations between Lead Counsel and counsel for the Settling Defendants which took place over several months, the Parties agreed to a settlement of the Litigation, which was memorialized in a Term Sheet dated July 9, 2010.

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The parties entered into the formal Stipulation and Agreement of Settlement (the “Stipulation”) on             , 2010. On             , 2010, the Court preliminarily approved the Settlement, authorized this Notice to be sent to potential Class Members, and scheduled the Settlement Hearing to consider whether to grant final approval to the Settlement.

3.	Why is this a class action?

In a class action, one or more people called class representatives (in this case Lead Plaintiffs on behalf of the Class and Michael Golde on behalf of the Subclass) sue on behalf of people or entities, known as “class members,” who have similar claims. A class action allows one court to resolve in a single case many similar claims that, if brought separately by individuals, might be economically so small that they would never be brought. One court resolves the issues for all class members, except for those who exclude themselves, or “opt out,” from the Class (discussed below).

4.	Why is there a settlement?

The Court did not decide in favor of Lead Plaintiffs or the Settling Defendants. The Settlement will end all the claims against the Settling Defendants in the Litigation and avoid the uncertainties and costs of further litigation and any future trial. Affected investors will be eligible to get compensation immediately, rather than after the time it would take to conduct additional discovery, have a trial and exhaust all appeals. The Settlement was reached after almost four years of hard-fought litigation. Lead Plaintiffs conducted a thorough investigation of the facts, researched their legal claims, briefed numerous complex motions brought by Defendants to dismiss the claims, reviewed over 1.4 million pages of documents produced during the course of the Litigation, noticed fifteen depositions (eight of which had been taken as of the date the agreement to settle was reached), researched and briefed numerous discovery

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motions, researched and drafted a class certification motion, consulted with experts in the fields of damages and accounting, and participated in extensive and hard-fought arm’s-length negotiations concerning a possible settlement.

The Settling Defendants deny all allegations of liability contained in the SAC and deny that they are liable to the Class. The Settlement should not be seen as an admission or concession on the part of any Settling Defendant about any of the claims, their fault or liability for damages.

WHO IS IN THE SETTLEMENT

5.	How do I know if I am part of the Settlement?

The Court determined, for the purposes of proposed Settlement only, that everyone who fits the following description and is not excluded by definition from the Class (see Question [6] below) is a member of the Settlement Class, or a “Class Member,” unless they take steps to exclude themselves:

All persons who purchased or otherwise acquired common stock of SafeNet during the period from March 31, 2003 through May 18, 2006, inclusive (the “Class Period”), and who were damaged thereby (the “Settlement Class”), including all persons that acquired SafeNet common stock in exchange for their shares of Rainbow stock as a result of the Rainbow Acquisition (the “Subclass”).

Receipt of this Notice does not mean that you are a Class Member. Please check your records or contact your broker to see if you purchased or otherwise acquired SafeNet common stock during the Class Period.

6.	Are there exceptions to being included in the Settlement Class?

There are some people who are excluded from the Settlement Class by definition. The excluded persons are: (a) the current and former defendants in the Litigation; (b) the current and

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former trustees, officers and directors of the Company; (c) the members of the immediate families of the current and former individual defendants in the Litigation; (d) the subsidiaries and affiliates of SafeNet; (e) any entity in which any current or former defendant has or had a controlling interest; (f) the legal representatives, heirs, successors or assigns of any excluded Person; and (g) any Person who timely and validly seeks exclusion from the Settlement Class.

If you do not want to be a Class Member—for example if you want to bring your own lawsuit against the Settling Defendants at your own expense for the claims that are being released as part of the Settlement—you must exclude yourself by filing a request for exclusion in accordance with the requirements explained below.

If one of your mutual funds purchased or otherwise acquired shares of SafeNet common stock during the Class Period, that alone does not make you a Class Member. You are a Class Member only if you (or your broker on your behalf) directly purchased or otherwise acquired SafeNet common stock during the Class Period.

7.	What if I am still not sure if I am included?

If you are still not sure whether you are included, you can ask for free help by writing to or calling the Claims Administrator: Police and Fire Retirement System of Detroit, et al. v. SafeNet, Inc. et al., Claims Administrator, c/o [                    ], [address], 800-[    ], www.[    ].com. Or you can fill out and return the Proof of Claim and Release form (“Proof of Claim”) described on page [        ], in Question 10, to see if you qualify.

THE SETTLEMENT BENEFITS—WHAT YOU MAY RECEIVE

8.	What does the Settlement provide?

In the Settlement, SafeNet has agreed to pay $25,000,000 in cash which will be deposited in an interest-bearing escrow account for the benefit of the Settlement Class (the “Settlement

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Fund”). The Settlement Fund will be divided, after deduction of Court-awarded attorneys’ fees and expenses, settlement administration costs and any applicable taxes, among all Class Members who timely submit valid Proofs of Claim that are accepted for payment by the Court (“Authorized Claimants”).

9.	How much will my payment be?

The Plan of Allocation discussed on pages [        ] below explains how claimants’ “Recognized Losses” will be calculated. Your share of the Net Settlement Fund will depend on several things, including: (a) how many shares of SafeNet common stock you bought; (b) how much you paid for the shares; (c) when you bought them; (d) whether or when you sold them (and, if so, for how much you sold them); and (e) the amount of Recognized Losses of other Authorized Claimants.

It is unlikely that you will get a payment for your entire Recognized Loss, given the number of potential Class Members. After all Class Members have sent in their Proofs of Claim, the payment any Authorized Claimant will get will be their pro rata share of the Net Settlement Fund. An Authorized Claimant’s share will be his, her or its Recognized Loss divided by the total of all Authorized Claimants’ Recognized Losses and then multiplied by the total amount in the Net Settlement Fund. See the Plan of Allocation beginning on page [        ] for more information.

Once all the Proofs of Claim are processed and claims are calculated, Lead Counsel, without further notice to the Settlement Class, will apply to the Court for an order authorizing distribution of the Net Settlement Fund to the Authorized Claimants. Lead Counsel will also ask the Court to approve payment of the Claims Administrator’s fees and expenses incurred in connection with administering the Settlement that have not already been reimbursed.

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HOW YOU GET A PAYMENT—SUBMITTING A PROOF OF CLAIM

10.	How can I get a payment?

To qualify for a payment, you must timely send in a valid Proof of Claim with supporting documents (DO NOT SEND ORIGINALS of your supporting documents). A Proof of Claim is enclosed with this Notice. You may also get copies of the Proof of Claim on the Internet at the websites for the Claims Administrator: www.[    ].com, or Lead Counsel: www.labaton.com or www.blbglaw.com. Please read the instructions carefully, fill out the Proof of Claim, include all the documents the form asks for, sign it, and mail it to the Claims Administrator by First-Class Mail, postmarked on or before             , 2010. The Claims Administrator needs all of the information requested in the Proof of Claim in order to determine if you are eligible to receive a distribution from the Net Settlement Fund.

11.	When would I get my payment?

The Court will hold a hearing on             , 2010 at     :        .m., to decide whether to, among other things, approve the Settlement and the proposed Plan of Allocation. All Proofs of Claim must be submitted to the Claims Administrator, postmarked on or before             , 2010. If the Court approves the Settlement, there may still be appeals which would delay payment, perhaps for more than a year. It also takes time for all the Proofs of Claim to be processed. Please be patient.

12.	What am I giving up by staying in the Settlement Class?

Unless you exclude yourself, you will stay in the Settlement Class, which means that as of the date that the Settlement becomes effective under the terms of the Stipulation (the “Effective Date”), you will forever give up and release all “Released Claims” (as defined below)

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against the “Released Defendant Parties” (as defined below). You will not in the future be able to bring a case asserting any Released Claim against the Released Defendant Parties.

“Released Claims” means all claims, rights and causes of action, duties, obligations, demands, actions, debts, sums of money, suits, contracts, agreements, promises, damages, and liabilities of every nature and description, whether known or Unknown (as defined below), whether arising under federal, state, common or foreign law, that Lead Plaintiffs or any other Class Member (i) have asserted in the Litigation, including the Second Amended Complaint or (ii) could have asserted in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the complaints filed in the Litigation, including the Second Amended Complaint, and that relate to (a) the purchase of SafeNet common stock during the Class Period, or (b) with respect to the Subclass, the acquisition of SafeNet common stock in exchange for shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet. Released Claims do not include claims based upon, relating to or arising out of the interpretation or enforcement of the terms of the Settlement and do not include any claims against any Former Director Defendant that does not provide to Lead Counsel a signed release of any and all of their claims against the Released Plaintiff Parties that is equivalent in scope to the release being provided by the Settling Defendants by October 29, 2010.

“Released Defendant Parties” means any and all of the Settling Defendants, the Former Director Defendants and each of their current or former trustees, officers, directors, partners, employees, contractors, auditors, principals, agents, attorneys, predecessors, successors, parents (including, but not limited to, Vector Capital), subsidiaries, divisions, joint ventures, general or

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limited partners or partnerships, and limited liability companies; spouses and members of the immediate families of the Executive Officer and Former Director Defendants, as well as their the legal representatives, heirs, successors or assigns, any trust of which any Defendant is the settlor or which is for the benefit of any immediate family member of any Executive Officer or Former Director Defendant; provided however, that if any Former Director Defendant does not provide to Lead Counsel a signed release of their claims as described in the definition of “Released Claims” by October 29, 2010, such Former Director Defendant(s) and their respective Released Defendant Parties shall not be Released Defendant Parties under the terms of the Stipulation or otherwise be entitled to any of the rights and benefits of the Stipulation.

“Unknown Claims” means any and all Released Claims, which the Lead Plaintiffs or any other Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Parties, and any Released Defendants’ Claims that any Settling Defendant or any other Released Defendant Party does not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiff Parties, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Released Defendants’ Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and each of the Settling Defendants shall expressly, and each other Class Member and each other Released Defendant Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time

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of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lead Plaintiffs, the other Class Members, the Settling Defendants or the other Released Defendant Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims and the Released Defendants’ Claims, but Lead Plaintiffs and the Settling Defendants shall expressly, fully, finally and forever settle and release, and each other Class Member and each other Released Defendant Party shall be deemed to have settled and released, and upon the Effective Date and by operation of the Judgment shall have settled and released, fully, finally, and forever, any and all Released Claims and Released Defendants’ Claims as applicable, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiffs and Settling Defendants acknowledge, and other Class Members and each other Released Defendant Party by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims and Released Defendants’ Claims was separately bargained for and was a key element of the Settlement.

EXCLUDING YOURSELF FROM THE SETTLEMENT

If you want to keep any right you may have to sue or continue to sue the Released Defendant Parties on your own about the Released Claims, then you must take steps to exclude yourself from the Settlement Class. Excluding yourself is known as “opting out” of the Settlement Class. The Settling Defendants may withdraw from and terminate the Settlement if potential Class Members who purchased in excess of a certain amount of SafeNet common stock during the Class Period opt out from the Settlement Class.

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13.	How do I “opt out” (exclude myself) from the proposed Settlement?

To “opt out” (exclude yourself) from the Settlement Class, you must send a signed letter by First-Class Mail stating that you “request exclusion from the Settlement Class in Police and Fire Retirement System of Detroit, et al. v. SafeNet, Inc. et al., Lead Case No. 06 Civ. 5797 (PAC).” Your letter must state the date(s), price(s) and number of shares of all your purchases, acquisitions and sales of SafeNet common stock during the Class Period. This information is needed to determine whether you are a Class Member. In addition, you must include your name, address, telephone number, and your signature. You must mail your exclusion request by First-Class Mail, addressed to Police and Fire Retirement System of the City of Detroit, et al. v. SafeNet, Inc., et al. - EXCLUSIONS, c/o [name of Claims Administrator], [address]. The exclusion request must be received no later than             , 2010. You cannot exclude yourself or opt out by telephone or by e-mail. Your exclusion request must comply with these requirements in order to be valid. If you are excluded, you will not be eligible to get any payment from the Settlement proceeds and you cannot object to the Settlement, the proposed Plan of Allocation or the application for attorneys’ fees and reimbursement of expenses.

14.	If I do not exclude myself, can I sue the Settling Defendants and the other Released Defendant Parties for the same thing later?

No. Unless you exclude yourself, you give up any rights to sue the Settling Defendants and the other Released Defendant Parties for all Released Claims. If you have a pending lawsuit, speak to your lawyer in that case immediately. You must exclude yourself from this Settlement Class to continue your own lawsuit. Remember, the exclusion deadline is             , 2010.

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15.	If I exclude myself, can I get money from the proposed settlement?

No. If you exclude yourself, do not send in a Proof of Claim to ask for any money. But, you may exercise any right you may have to sue, continue to sue or be part of a different lawsuit against the Settling Defendants and the other Released Defendant Parties.

THE LAWYERS REPRESENTING YOU

16.	Do I have a lawyer in this case?

The law firms of Bernstein Litowitz Berger & Grossmann LLP and Labaton Sucharow LLP in New York, New York were appointed to represent all Class Members. These lawyers are called Lead Counsel. You will not be separately charged for these lawyers. The Court will determine the amount of Lead Counsel’s fees and expenses. Any fees and expenses awarded by the Court will be paid from the Settlement Fund. If you want to be represented by your own lawyer, you may hire one at your own expense.

17.	How will the lawyers be paid?

Lead Counsel has not received any payment for their services in pursuing the claims against the Settling Defendants on behalf of the Settlement Class, nor have they been reimbursed for their litigation expenses. At the Settlement Hearing described below, or at such other time as the Court may order, Lead Counsel will ask the Court to award them, from the Settlement Fund, attorneys’ fees of no more than [29%]% of the Settlement Fund, and to reimburse them for their litigation expenses, such as the cost of experts, that they have incurred in pursuing the Litigation. The request for reimbursement of expenses will not exceed $            plus interest on the expenses from the date of funding at the same rate as may be earned by the Settlement Fund. Lead Counsel’s overall request for reimbursement of litigation expenses may include a request

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for an award to Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System and/or the Subclass Representative for reimbursement of their reasonable costs and expenses directly related to their representation of the Settlement Class and Subclass, respectively.

OBJECTING TO THE SETTLEMENT

18.	How do I tell the Court that I do not like the proposed Settlement, the proposed Plan of Allocation, and/or the application by Lead Counsel for attorneys’ fees and reimbursement of expenses?

If you are a Class Member and do not “opt out,” you can object to any part of the Settlement, the proposed Plan of Allocation, and/or the application by Lead Counsel for attorneys’ fees and reimbursement of expenses. You must write to the Court setting out your objection, giving reasons why you think the Court should not approve any part or all of the Settlement.

To object, you must send a signed letter stating that you object to the proposed Settlement in the case known as: Police and Fire Retirement System of Detroit, et al. v. SafeNet, Inc. et al., No. 06 Civ. 5797. You must include your name, address, telephone number and your signature; identify the date(s), price(s) and number of shares of all purchases, acquisitions and sales of SafeNet stock you made during the Class Period; and state the reasons why you object to the Settlement, the proposed Plan of Allocation, and/or the application for attorneys’ fees and reimbursement of expenses. This information is needed to demonstrate your membership in the Settlement Class.

Unless otherwise ordered by the Court, any Class Member who does not object in the manner described in this Notice will be deemed to have waived any objection and will not be able to make any objection to the Settlement, the proposed Plan of Allocation, and/or the application for attorneys’ fees and reimbursement of expenses in the future.

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Your objection must be filed with the United States District Court for the Southern District of New York on or before             , 2010 at the address set forth below. You must also serve the papers on Lead Counsel and representative counsel for the Settling Defendants at the addresses set forth below so that the papers are received on or before             , 2010.

COURT:	LEAD COUNSEL:

CLERK OF THE COURT	LABATON SUCHAROW LLP
United States District Court for the	Jonathan Gardner
Southern District of New York	140 Broadway
Daniel Patrick Moynihan	New York, NY 10005
United States Courthouse
500 Pearl Street	BERNSTEIN LITOWITZ BERGER
New York, NY 10007-1312	& GROSSMANN LLP
William C. Fredericks
Jeremy P. Robinson
1285 Avenue of the Americas
New York, New York 10019

REPRESENTATIVE COUNSEL FOR THE SETTLING DEFENDANTS:

SULLIVAN & CROMWELL LLP

Richard H. Klapper

Andrew H. Reynard

125 Broad Street

New York, NY 10004

19.	What is the difference between objecting and requesting exclusion?

Objecting is simply telling the Court that you do not like something about the proposed Settlement. You can still recover from the Settlement. You can object only if you stay in the Settlement Class. Excluding yourself is telling the Court that you do not want to be part of the Settlement Class. If you exclude yourself, you have no basis to object because the case no longer affects you.

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THE COURT’S SETTLEMENT HEARING

20.	When and where will the Court decide whether to approve the proposed Settlement?

The Court will hold a Settlement Hearing at             .m. on             , 2010, in Courtroom             of the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 20C, New York, NY 10007-1312. At this hearing, the Court will consider whether the Settlement is fair, reasonable and adequate. The Court also will consider the proposed Plan of Allocation for the proceeds of the Settlement and the applications for attorneys’ fees and reimbursement of expenses. The Court will take into consideration any written objections filed in accordance with the instructions set out above in the answer to Question 18. We do not know how long it will take the Court to make these decisions.

You should also be aware that the Court may change the date and time of the Settlement Hearing without another notice being sent to Class Members. If you want to come to the hearing, you should check with Lead Counsel before coming to be sure that the date and/or time has not changed.

21.	Do I have to come to the hearing?

No. Lead Counsel will answer questions the Court may have. But, you are welcome to come at your own expense. If you validly submit an objection, it will be considered by the Court. You do not have to come to Court to talk about it.

22.	May I speak at the hearing and submit additional evidence?

If you file an objection, you may ask the Court for permission to speak at the Settlement Hearing. To do so, you must include with your objection (see Question 18 above) a statement

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that it is your “notice of intention to appear in Police and Fire Retirement System of Detroit, et al. v. SafeNet, Inc. et al., No. 06 Civ. 5797.” Persons who object and want to present evidence at the Settlement Hearing must also include in their written objection the identity of any witness they may call to testify and exhibits they intend to introduce at the Settlement Hearing. You cannot speak at the hearing if you excluded yourself from the Settlement Class or if you have not provided written notice of your intention to speak at the Settlement Hearing according to the procedures described above and in the answer to Question 18.

IF YOU DO NOTHING

23.	What happens if I do nothing at all?

If you do nothing, you will get no money from this Settlement and you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against the Settling Defendants and the other Released Defendant Parties about the Released Claims in this case. To be eligible to share in the Net Settlement Fund you must submit a Proof of Claim (see Question 10). To start, continue or be a part of any other lawsuit against the Settling Defendants and the other Released Defendant Parties about the Released Claims in this case you must exclude yourself from this Settlement Class (see Question 13).

GETTING MORE INFORMATION

24.	Are there more details about the proposed settlement and the lawsuit?

This Notice summarizes the proposed Settlement. More details are in the Stipulation and Agreement of Settlement dated as of             , 2010 (the “Stipulation”). You may review the Stipulation filed with the Court and all documents filed in the Litigation during business hours at the Office of the Clerk of the United States District Court for the Southern District of New York,

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Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY 10007- 1312.

You also can call the Claims Administrator toll free at 800-[        ]; call Lead Counsel at 800-[        ] Labaton Sucharow LLP or 800-[            ] Bernstein Litowitz Berger and Grossmann LLP; write to Police and Fire Retirement System of Detroit, et al. v. SafeNet, Inc. et al., c/o [        ], [        ]; or visit the websites www.[        ].com, www.labaton.com or www.blbglaw.com, where you can download copies of this Notice, the Proof of Claim form, and the Stipulation and Agreement of Settlement, and also locate other information to help you determine whether you are a Class Member and whether you may be eligible for a payment. Please Do Not Call the Court or SafeNet With Questions About the Settlement.

PLAN OF ALLOCATION OF NET SETTLEMENT FUND

AMONG CLASS MEMBERS

I.	GENERAL PROVISIONS

SafeNet has agreed to pay or cause to be paid the $25,000,000 cash Settlement Amount into escrow for the benefit of the Settlement Class. The Settlement Amount plus all income earned thereon is referred to as the “Settlement Fund.”

The “Net Settlement Fund” means the Settlement Fund less (i) all taxes on the income of the Settlement Fund and expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, interest, penalties and the expenses of tax attorneys and accountants); (ii) all fees, costs and expenses paid or incurred in connection with the notice and administration of the Settlement; and (iii) any attorneys’ fees and expenses awarded by the Court to Lead Counsel, including any award to Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System

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and/or the Subclass Representative for reimbursement of their reasonable costs and expenses directly related to their representation of the Settlement Class and Subclass, respectively.

The Net Settlement Fund shall be distributed to each Class Member who timely submits a valid Proof of Claim to the Claims Administrator that is accepted for payment by the Court (“Authorized Claimant”). The Net Settlement Fund will not be distributed to Authorized Claimants until the Court has approved a plan of allocation, and the time for any petition for rehearing, appeal or review, whether by certiorari or otherwise, of the order approving the plan of allocation has expired.

The Settling Defendants are not entitled to get back any portion of the Settlement Fund once the Effective Date of the Settlement has occurred. The Settling Defendants shall not have any liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund or the plan of allocation.

Approval of the Settlement is independent from approval of the plan of allocation. Any determination with respect to the plan of allocation will not affect the Settlement, if approved.

Only those persons and entities who purchased or otherwise acquired SafeNet common stock during the Class Period AND WERE DAMAGED AS A RESULT OF SUCH PURCHASES OR ACQUISITIONS, will be eligible to share in the distribution of the Net Settlement Fund. Each person or entity wishing to participate in the distribution must timely submit a valid Claim Form establishing membership in the Settlement Class, and including all required documentation, postmarked no later than             , 20         to the address set forth in the Claim Form that accompanies this Notice. Unless the Court otherwise orders, any Class Member who fails to submit a Claim Form postmarked no later than             , 20        shall be forever barred from receiving payments pursuant to the Settlement set forth in the Stipulation but will in

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all other respects remain a Class Member and be subject to the provisions of the Stipulation, including the terms of any Judgment entered and releases given. This means that each Class Member releases the Released Claims (as defined above) against the Released Defendant Parties (as defined above) and is barred and enjoined from commencing, instituting, prosecuting or maintaining any of the Released Claims against any of the Released Defendant Parties regardless of whether or not such Class Member submits a Claim Form.

The Court has reserved jurisdiction to allow, disallow, or adjust on equitable grounds the Claim of any Class Member.

The Plan of Allocation set forth herein (the “Plan of Allocation”) is the plan that is being proposed by Lead Plaintiffs and Lead Counsel to the Court for approval. The Court may approve this plan as proposed or it may modify the Plan of Allocation without further notice to the Settlement Class. All Orders regarding a modification of the Plan of Allocation will be posted on the settlement website, www.                    .com.

Payment pursuant to the Plan of Allocation approved by the Court shall be conclusive against all Authorized Claimants. No person shall have any claim against Lead Plaintiffs, Lead Counsel, or the Claims Administrator or other agent designated by Lead Counsel arising from distributions made substantially in accordance with the Stipulation, the Plan of Allocation, or further orders of the Court. Lead Plaintiffs, Defendants, their respective counsel, Lead Plaintiffs’ damages expert, and all other Released Defendant Parties shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund, the Net Settlement Fund, the Plan of Allocation, or the determination, administration, calculation, or payment of any Claim Form or nonperformance of the Claims Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith.

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A “Recognized Loss Amount” will be calculated for each purchase or other acquisition of SafeNet common stock that is listed in the Claim Form, and for which adequate documentation is provided. The calculation of the Recognized Loss Amount will depend upon several factors, including (i) when the shares of SafeNet common stock were purchased or otherwise acquired and (ii) whether they were held until the conclusion of the Class Period or sold during the Class Period, and if so, when they were sold.

The Recognized Loss Amount formula set forth below is not intended to be an estimate of the amount that a Class Member might have been able to recover after a trial, nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The Recognized Loss Amount formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants.

Information Required on the Claim Form: Each Claim Form must state and provide sufficient documentation for each Authorized Claimant’s position in SafeNet common stock as of the close of trading on March 30, 2003, the day before the first day of the Class Period, and the closing position in SafeNet common stock as of the close of trading on May 18, 2006, the last day of the Class Period. Each Claim Form also must list and provide sufficient documentation for all transactions in SafeNet common stock, including all purchases or other acquisitions and sales, made during the Class Period.

The objective of the Plan of Allocation is to equitably distribute the settlement proceeds to those Class Members who suffered economic losses as a result of the alleged fraud, as opposed to losses caused by market or industry factors or other non-fraud-related, Company-specific factors. The Plan of Allocation reflects Lead Plaintiffs’ determination of potentially recoverable losses based on Lead Plaintiffs’ damages expert’s analysis undertaken to that end,

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the Court’s August 5, 2009 order on issues of loss causation as they relate to certain corrective disclosures as alleged in the SAC and the probability of success of an appeal on those issues. Lead Plaintiffs’ damages expert’s analysis included a review of publicly available information regarding SafeNet and statistical analyses of the price movements of SafeNet’s common stock during the Class Period.

Recognized Loss Amounts are based on the level of alleged artificial inflation in the price of SafeNet’s common stock at the time of purchase or other acquisition. For market losses to be compensable damages under the federal securities laws, the disclosure of the allegedly misrepresented information must be the cause of the decline in the price of the stock. In this case, Lead Plaintiffs allege that Defendants made false statements and omitted material facts from March 31, 2003 through and including May 18, 2006, which were allegedly corrected by disclosures after the close of trading on February 2, 2006, April 6, 2006, and May 18, 2006, in whole or in part. The various Recognized Loss Amounts described below are based on the timing of trades in SafeNet common stock relative to these alleged “Corrective Disclosure” dates.

II.	SPECIFIC LOSS AMOUNTS

The Recognized Loss Amount per share, which is based on the daily per share amount of alleged artificial inflation present in the price of SafeNet stock set forth below, shall be calculated as follows, and cannot be less than zero:

(i)	For shares of SafeNet common stock purchased or otherwise acquired on or after March 31, 2003 through and including the close of trading on February 2, 2006, and:

(a)	Sold on or before the close of trading on February 2, 2006, the Recognized Loss Amount per share is $0;

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(b)	Sold on or after February 3, 2006, but before the close of trading on April 6, 2006, the Recognized Loss Amount per share is the lesser of: (i) the purchase price minus the sale price; or (ii) $0.25 per share;

(c)	Sold on or after April 7, 2006, but before the close of trading on May 18, 2006, the Recognized Loss Amount per share is the lesser of: (i) the purchase price minus the sale price; or (ii) $0.50 per share;

(d)	Still held as of the close of trading on May 18, 2006, the Recognized Loss Amount per share is the lesser of: (i) the purchase price minus $16.40; or (ii) $4.78 per share. To clarify, this subsection (d) applies to shares sold after the end of the Class Period, or not sold at all.

(ii)	For shares of SafeNet common stock purchased or otherwise acquired on or after February 3, 2006 through and including the close of trading on April 6, 2006, and:

(a)	Sold on or before the close of trading on April 6, 2006, the Recognized Loss Amount per share is $0;

(b)	Sold on or after April 7, 2006, but before the close of trading on May 18, 2006, the Recognized Loss Amount per share is the lesser of: (i) the purchase price minus the sale price; or (ii) $0.25 per share;

(c)	Still held as of the close of trading on May 18, 2006, the Recognized Loss Amount per share is the lesser of: (i) the purchase price minus $16.40; or (ii) $4.53 per share. To clarify, this subsection (c) applies to shares sold after the end of the Class Period, or not sold at all.

(iii)	For shares of SafeNet common stock purchased or otherwise acquired on or after April 7, 2006 through and including the close of trading on May 18, 2006, and:

(a)	Sold on or before May 18, 2006, the Recognized Loss Amount per share is $0;

(b)	Still held as of the close of trading on May 18, 2006, the Recognized Loss Amount per share is the lesser of: (i) the purchase price minus $16.40; or (ii) $4.28 per share. To clarify, this subsection (b) applies to shares sold after the end of the Class Period, or not sold at all.

The Recognized Loss Amount for each purchase will be calculated by multiplying the number of shares purchased by the respective Recognized Loss Amount per share. Each Authorized Claimant’s “Recognized Claim” shall be the total of his, her or its Recognized Loss

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Amounts. As indicated above, an Authorized Claimant who did not hold shares over an alleged “Corrective Disclosure” date will have no Recognized Loss Amount with respect to those shares.

The acquisition price for shares of SafeNet common stock acquired through a merger shall be the closing price on the date of acquisition of the shares and the date of acquisition shall be the date of the closing of the merger.

III.	ADDITIONAL PROVISIONS

The Net Settlement Fund will be distributed to Authorized Claimants who have a Recognized Claim greater than $0, subject to the $10.00 threshold for payments set forth below.

Each Authorized Claimant shall recover his, her, or its pro rata share of the Net Settlement Fund. The pro rata share shall be the Authorized Claimant’s Recognized Claim divided by the total of all Recognized Claims to be paid from the Net Settlement Fund, multiplied by the total amount in the Net Settlement Fund. If the prorated payment calculates to less than $10.00, it will be removed from the calculations and it will not be distributed.

Distributions will be made to Authorized Claimants after all claims have been processed and after the Court has finally approved the Settlement. All checks shall become stale one hundred and twenty (120) calendar days from the date of issuance, at which time all funds remaining for such stale checks shall be irrevocably forfeited and such funds shall be made available to be redistributed if economically feasible. Following the initial distribution, the Claims Administrator shall use reasonable efforts to have Authorized Claimants cash their distribution checks. Subsequent to the passage of six (6) months from the distribution, if Lead Counsel, in consultation with the Claims Administrator, determines that it is cost-effective to do so, the Claims Administrator will conduct a re-distribution of any funds remaining in the Net Settlement Fund by reason of returned or uncashed checks or otherwise, to Authorized Claimants

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who have cashed their initial distribution checks and who would receive at least $10.00 on such re-distribution based on their Recognized Claims, after payment from the Net Settlement Fund of any unpaid costs or fees incurred in administering the funds, including for such re-distribution. Additional re-distributions may occur thereafter to Authorized Claimants in six (6)-month intervals if Lead Counsel, in consultation with the Claims Administrator, determines that additional re-distribution is cost-effective. At such time as it is determined that the re-distribution of funds remaining in the Net Settlement Fund is not cost-effective, the remaining balance of the Net Settlement Fund shall be contributed to non-sectarian, not-for-profit 501(c)(3) organizations recommended by Lead Counsel and approved by the Court.

If a Class Member has more than one purchase/acquisition or sale of SafeNet common stock during the Class Period, all purchases/acquisitions and sales shall be matched on a First In, First Out (“FIFO”) basis. Class Period sales will be matched first against any SafeNet shares held at the beginning of the Class Period, and then against purchases/acquisitions in chronological order, beginning with the earliest purchase/acquisition made during the Class Period. Class Period Sales matched to SafeNet shares held at the beginning of the Class Period shall be excluded from the calculation of Recognized Claims. Purchases or acquisitions and sales of SafeNet common stock shall be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date. The receipt or grant by gift, inheritance or operation of law of SafeNet common stock during the Class Period shall not be deemed a purchase, acquisition or sale of these shares of SafeNet common stock for the calculation of an Authorized Claimant’s Recognized Loss Amount for these shares nor shall the receipt or grant be deemed an assignment of any claim relating to the purchase/acquisition of such shares of SafeNet common stock unless (i) the donor or decedent purchased or otherwise acquired such

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shares of SafeNet common stock during the Class Period; (ii) no Claim Form was submitted by or on behalf of the donor, on behalf of the decedent, or by anyone else with respect to such shares of SafeNet common stock; and (iii) the assignment is specifically provided for in the instrument of gift or assignment.

The date of covering a “short sale” is deemed to be the date of purchase or other acquisition of SafeNet common stock. The date of a “short sale” is deemed to be the date of sale of SafeNet common stock. The Recognized Loss Amount for “short sales” is zero. In the event that there is an opening short position in SafeNet common stock, the earliest Class Period purchases shall be matched against such opening short position, and not be matched against sales, until that short position is fully covered.

To the extent a Claimant had a market gain from his, her, or its overall transactions in SafeNet common stock during the Class Period, the value of the Recognized Claim will be zero. Such Claimants will in any event be bound by the Settlement. To the extent that a Claimant suffered an overall market loss on his, her, or its overall transactions in SafeNet common stock during the Class Period, but that market loss was less than the total Recognized Claim calculated above, then the Claimant’s Recognized Claim shall be limited to the amount of the actual market loss.

For purposes of determining whether a Claimant had a market gain from his, her, or its overall transactions in SafeNet common stock during the Class Period or suffered a market loss, the Claims Administrator shall determine the difference between (i) the Total Purchase Amount1 and (ii) the sum of the Sales Proceeds2 and the Holding Value.3 This difference will be deemed a

[1]	The “Total Purchase Amount” is the total the amount the Claimant paid for all of the SafeNet common stock purchased or acquired during the Class Period.
[2]	The Claims Administrator shall match any sales of SafeNet common stock during the Class Period, first against the Claimant’s opening position in the stock (the proceeds of those sales

32

Claimant’s market gain or loss on his, her, or its overall transactions in SafeNet common stock during the Class Period.

Option contracts are not securities eligible to participate in the Settlement. With respect to shares of SafeNet common stock purchased or sold through the exercise of an option, the purchase/sale date is the date of the exercise of the option and the purchase/sale price of the share is the exercise price of the option.

Each Claimant shall be deemed to have submitted to the jurisdiction of the United States District Court for the Southern District of New York with respect to his, her or its Claim Form.

SPECIAL NOTICE TO SECURITIES BROKERS

AND OTHER NOMINEES

25.	What if I bought shares of SafeNet common stock on someone else’s behalf?

If you purchased or otherwise acquired SafeNet common stock (NASDAQ ticker: [    ]; ISIN [    ]) during the period from March 31, 2003 through May 18, 2006, inclusive, for the beneficial interest of a person or organization other than yourself, the Court has directed that, WITHIN SEVEN (7) CALENDAR DAYS OF YOUR RECEIPT OF THIS NOTICE, you either: (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased or otherwise acquired SafeNet common stock during such time period (preferably in an MS Excel data table, setting forth (i) title/registration, (ii) street address, (iii) city/state/zip; or electronically in MS Word or WordPerfect files; or on computer-generated mailing labels) or; (b) request additional copies of this Notice and the Proof will not be considered for purposes of calculating market gains or losses). The total amount received for sales of the remaining SafeNet common stock sold during the Class Period is the “Sales Proceeds.”

[3]

The Claims Administrator shall ascribe a $16.40 per share holding value for the number of shares of SafeNet common stock purchased or acquired during the Class Period and still held as of the close of business on May 18, 2006 (“Holding Value”).

33

of Claim form, which will be provided to you free of charge, and within seven (7) calendar days of receipt of such copies send them by First-Class directly to the beneficial owners of those SafeNet shares.

If you choose to follow alternative procedure (b), the Court has directed that, upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners. Those expenses will be paid after request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims Administrator:

Police and Fire Retirement System of the City of Detroit, et al. v. SafeNet, Inc., et al.,

Claims Administrator

c/o: [Name of Claims Administrator]

[        ]

[        ]

Phone: [    ]; Fax: [    ]

[    ]@[    ].com

[    ].com

Dated:             , 2010

BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

#467680.10

34

Exhibit A-2 -

Proof of Claim

FINAL

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

POLICE AND FIRE RETIREMENT
SYSTEM OF THE CITY OF DETROIT,	Case No. 06 Civ. 5797 (PAC)
PLYMOUTH COUNTY RETIREMENT
SYSTEM, STATE-BOSTON
RETIREMENT SYSTEM, and
MICHAEL GOLDE, On Behalf of
Themselves and All Others Similarly
Situated,

Plaintiffs,	PROOF OF CLAIM

v.

SAFENET, INC., ANTHONY A.
CAPUTO, KENNETH A. MUELLER,
CAROLE D. ARGO, THOMAS A.
BROOKS, IRA A. HUNT, Jr., BRUCE R.
THAW, ARTHUR L . MONEY,
SHELLEY A. HARRISON, and
ANDREW E. CLARK,

Defendants.

TO HAVE AN OPPORTUNITY TO RECEIVE A SHARE OF THE SETTLEMENT FUND, YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM FORM, AND RETURN IT TO:

SAFENET SECURITIES LITIGAT ION

CLAIMS ADMINISTRATOR

C/O A.B. DATA, LTD.

PO BOX

        ,

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PREPAID, FIRST-CLASS MAIL, POSTMARKED NO LATER THAN                     . FAILURE TO SUBMIT YOUR CLAIM BY                     WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM RECEIVING ANY MONEY IN CONNECTION WITH THE

SETTLEMENT OF THIS ACTION.

DO NOT MAIL OR DELIVER YOUR CLAIM FORM TO THE COURT OR ANY PARTIES OR THEIR COUNSEL. ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS

ADMINISTRATOR .

1

FINAL

PART I – CLAIMANT INFORMATION

Last Name (Claimant)	First Name (Claimant)

Last Name (Beneficial Owner if Different From Claimant	First Name (Beneficial Owner)

Last Name (Co-Beneficial Owner)	First Name (Co-Beneficial Owner)

Company/Other Entity (If Claimant Is Not An Individual)	Contact Person (If Claimant is Not An Individual)

Trustee/Nominee/Other

Account Number (If Claimant Is Not an Individual)	Trust/Other Date (If Applicable)

Address Line 1

Address Line 2 (If Applicable)

City	State	Zip Code

Foreign Province	Country	Foreign Zip Code

Telephone Number (Day)	Telephone Number (Night)

2

Beneficial Owner’s Employer Identification Number             or             Social Security Number1

Email Address (Email address is not required, but if you provide it you authorize the Claims Administrator to use it in providing you with information relevant to this claim.)

IDENTITY OF CLAIMANT (check only one box):

☐	Individual	☐	Joint Owners	☐	Estate
☐	Corporation	☐	Trust	☐	Partnership
☐	Private Pension Fund	☐	IRA, Keogh, or other type of individual retirement plan
☐	Legal Representative		(indicate type of plan, mailing address, and name of current custodian)
☐	Other (specify, describe
on separate sheet)

[1]

The taxpayer identification number (TIN), consisting of a valid Social Security number (SSN) for individuals or employer identification number (EIN) for business entities, trusts, estates, etc., and telephone number of the beneficial owner(s) may be used in verifying this claim.

3

PART II - GENERAL INSTRUCTIONS

1. It is important that you completely read and understand the Notice of Pendency and Proposed Settlement of Class Action (the “Notice”) that accompanies this Proof of Claim and Release (“Claim Form ”), and the Plan of Allocation included in the Notice. The Notice describes the proposed Settlement that will resolve this Litigation, how the Class Members are affected by the Settlement , and the manner in which the Net Settlement Fund will be distributed, if the Court approves the Settlement and the Plan of Allocation. The Notice also contains the definitions of many of the defined terms (which are indicated by initial capital letters) used in this Claim Form. By signing and submitting this Claim Form, you will be certifying that you have read and that you understand the Notice , including the terms of the releases described therein and provided for herein.

2. TO BE ELIGIGIBLE TO RECEIVE A DISTRIBUTION FROM THE NET SETTLEMENT FUND, YOU MUST MAIL YOUR COMPLETED AND SIGNED CLAIM FORM TO THE CLAIMS ADMINISTRATOR BY FIRST -CLASS MAIL, POSTAGE PREPAID, POSTMARKED BY                     , ADDRESSED AS FOLLOWS:

SafeNet Securities Litigation

Claims Administrator

c/o: [Name of Claims Administrator]

[Address]

3. This Proof of Claim is directed to all persons and entities that purchased or otherwise acquired common stock of SafeNet, Inc. (“SafeNet”) during the period from March 31, 2003 through May 18, 2006, inclusive (the “Class Period”), and were allegedly damaged thereby (the “Settlement Class”).

4. “Class Members” means any persons and entities who purchased or otherwise acquired SafeNet common stock during the Class Period and are not excluded by definition from the Settlement Class and who do not timely submit a proper request for exclusion in accordance with the requirements set forth in the Notice. Persons and entities excluded from the Settlement Class by definition are the current and former defendants in the Litigation; the current and former trustees, officers and directors of the Company the members of the immediate families of the current and former individual defendants in the Litigation; the subsidiaries and affiliates of SafeNet; any entity in which any current or former defendant has or had a controlling interest; and the legal representatives, heirs, successors or assigns of any excluded Person.

5. IF YOU ARE NOT A CLASS MEMBER, OR IF YOU, OR SOMEONE ACTING ON YOUR BEHALF, FILED A REQUEST FOR EXCLUSION FROM THE SETTLEMENT CLASS, DO NOT SUBMIT A PROOF OF CLAIM. YOU MAY NOT, DIRECTLY OR INDIRECTLY, PARTICIPATE IN THE SETTLEMENT IF YOU ARE NOT A CLASS MEMBER. THUS, IF YOU FILE A VALID REQUEST FOR EXCLUSION IN A TIMELY MANNER, ANY PROOF OF CLAIM THAT YOU SUBMIT, OR THAT MAY BE SUBMITTED ON YOUR BEHALF, WILL NOT BE ACCEPTED.

6. All Class Members will be bound by the terms of the Judgment entered in the Litigation WHETHER OR NOT A CLAIM FORM IS SUBMITTED, unless a valid request for exclusion from the Settlement Class is received by                     . The Judgment will release and enjoin the filing or continued prosecution of the Released Claims against the Released Defendant Parties, as described in the Notice.

4

7. You may only participate in the distribution of the Net Settlement Fund if you are a member of the Settlement Class and if you complete and return this form as specified below. If you fail to file a timely, properly addressed, and completed Claim Form, your claim may be rejected and you may be precluded from receiving any distribution from the Net Settlement Fund.

8. Submission of this Claim Form does not guarantee that you will share in the Net Settlement Fund. The distribution of the Net Settlement Fund will be governed by the Plan of Allocation set forth in the Notice, if approved by the Court, or such other plan of allocation as the Court approves.

9. Use Part III of this Claim Form entitled “SCHEDULE OF TRANSACTIONS IN SAFENET COMMON STOCK” to supply all required details of your transaction(s) in SafeNet common stock. On the schedule, provide all the requested information with respect to all purchases, acquisitions and sales of SafeNet common stock during the period from March 31, 2003 through May 18, 2006, inclusive, as well as the number of shares of SafeNet common stock you held as of the close of trading on March 30, 2003 and May 18, 2006.

10. You are required to submit genuine and sufficient documentation for all your transactions in and holdings of SafeNet common stock as set forth in the Schedule of Transactions in Part III. Documentation may consist of copies of brokerage confirmations or monthly statements. IF SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN COPIES OR EQUIVALENT CONTEMPORANEOUS DOCUMENTS FROM YOUR BROKER. FAILURE TO SUPPLY THIS DOCUMENTATION MAY RESULT IN REJECTION OF YOUR CLAIM. DO NOT SEND ORIGINAL DOCUMENTS. Please keep a copy of all documents that you send to the Claims Administrator.

11. Separate Claim Forms should be submitted for each separate legal entity (e.g., a claim from joint owners should not include separate transactions of just one of the joint owners, and an individual should not combine his or her IRA transactions with transactions made solely in the individual’s name). Conversely, a single Claim Form should be submitted on behalf of one legal entity including all transactions made by that entity on one Claim Form, no matter how many separate accounts that entity has (e.g., a corporation with multiple brokerage accounts should include all transactions made in all accounts on one Claim Form)

12. All joint beneficial owners must each sign this Claim Form . If you purchased or acquired SafeNet common stock during the Class Period and held the securities in your name, you are the beneficial owner as well as the record owner. If, however, you purchased or acquired SafeNet common stock during the Class Period and the securities were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial owner of these securities, but the third party is the record owner.

13. Agents, executors, administrators, guardians, and trustees must complete and sign the Claim Form on behalf of persons represented by them, and they must:

(a) expressly state the capacity in which they are acting;

(b) identify the name, account number, Social Security Number (or taxpayer identification number), address and telephone number of the beneficial owner of (or other person or entity on whose behalf they are acting with respect to) the SafeNet common stock; and

(c) furnish herewith evidence of their authority to bind to the Claim Form the person or entity on whose behalf they are acting. (Authority to complete and sign a Claim Form cannot be

5

established by stockbrokers demonstrating only that they have discretionary authority to trade stock in another person’s accounts.)

14. By submitting a signed Claim Form, you will be swearing that you:

(a) own(ed) the SafeNet common stock you have listed in the Claim Form; or

(b) are expressly authorized to act on behalf of the owner thereof.

15. By submitting a signed Claim Form, you will be swearing to the truth of the statements contained therein and the genuineness of the documents attached thereto, subject to penalties of perjury under the laws of the United States of America. The making of false statements, or the submission of forged or fraudulent documentation, will result in the rejection of your claim and may subject you to civil liability or criminal prosecution.

16. NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request to, or may be requested to, submit information regarding their transactions in electronic files. To obtain the mandatory electronic filing requirements and file layout, you may visit the website at www.                     .com or you may e-mail the Claims Administrator at                     .com. Any file not in accordance with the required electronic filing format will be subject to rejection. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues an email after processing your file with your claim numbers and respective account information. Do not assume that your file has been received or processed until you receive this email. If you do not receive such an email within 10 days of your submission, you should contact the electronic filing department at                     .com to inquire about your file and confirm it was received and acceptable.

17. If you have questions concerning the Claim Form ,or need additional copies of the Claim Form or the Notice, you may contact the Claims Administrator,                     , at the above address or by toll-free phone at 1-            -        , or you may download the documents from www.                    .com.

6

PART I II – SCHEDULE OF TRANSACTIONS IN SAFENET COMMON STOCK

Failure to provide proof of all purchases, sales, and closing positions will impede proper processing of your claim. Please include proper documentation with your Claim Form as described in detail in Part I, Paragraph 10, above.

A.	BEGINNING HOLDINGS:

State the total number of shares of SafeNet common stock held as of the	IF NONE, CHECK HERE
close of trading on March 30, 2003.	☐

B.	PURCHASES:

Separately list each and every purchase of SafeNet common stock during the period from	IF NONE, CHECK HERE
March 31, 2003 through and including the close of trading on May 18, 2006.	☐

Date (s) of Purchase (s) (List Chronologically) (Month/Day/Year )	Number of Shares Purchased	Purchase Price Per Share (excluding commissions, taxes & fees)	Proof of purchase enclosed

/ /		$	☐ Y ☐ N

/ /		$	☐ Y ☐ N

/ /		$	☐ Y ☐ N

/ /		$	☐ Y ☐ N

C.	SHARES ACQUIRED THROUGH A MERGER:

State the number of shares of SafeNet common stock that you acquired through a merger between SafeNet and another company (e.g., shares acquired in connection with the March 14, 2004 merger between SafeNet and Rainbow Technologies, Inc. ).	IF NONE, CHECK HERE
☐

Merger Transaction (e.g., (“Rainbow Merger”)	Number of Shares Acquired	Proof of acquisition enclosed

☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N
☐ Y ☐ N

7

D.	SALES:

Separately list each and every sale of SafeNet common stock during the period	IF NONE, CHECK HERE
from March 31, 2003 through and including the close of trading on May 18, 2006.	☐

Date(s) of Sale(s) (List Chronologically) (Month/Day/Year )	Number of Shares Sold	Sale price per share (excluding commissions, taxes & fees)	Proof of sale enclosed

/ /		$	☐ Y ☐ N

/ /		$	☐ Y ☐ N

/ /		$	☐ Y ☐ N

/ /		$	☐ Y ☐ N

E.	ENDING HOLDINGS:

State the total number of shares of SafeNet common stock held as of the	IF NONE, CHECK HERE
close of trading on May 18, 2006.	☐

IF YOU REQUIRE ADDITIONAL SPACE, ATTACH EXTRA SCHEDULES IN THE SAME FORMAT AS ABOVE. PRINT THE BENEFICIAL OWNER’S FULL NAME AND TAXPAYER IDENTIFICATION NUMBER ON EACH ADDITIONAL PAGE .

8

PART IV - RELEASE OF CLAIMS AND SIGNATURE

YOU MUST ALSO READ THE RELEASE AND CERTIFICATION BELOW AND SIGN ON PAGES

         OF THIS CLAIM FORM

A. I (we) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally, and forever waive, release, discharge, and dismiss each and every one of the Released Defendant Parties with respect to any and all of the Released Claims, as those terms are defined in the accompanying Notice.

B. I (we) hereby acknowledge that as of the Effective Date, I (we) shall (a) have and be deemed to have fully, finally and forever waived, released, discharged and dismissed each and every one of the Released Defendant Parties from any and all of the Released Claims; (b) have and be deemed to have covenanted not to sue any of the Released Defendant Parties with respect to any and all of the Released Claims; and (c) forever be barred and enjoined from commencing, instituting, prosecuting or maintaining any of the Released Claims against any of the Released Defendant Parties.

CERTIFICATION

By signing and submitting this Claim Form, the claimant(s) or the person(s) who represents the claimant(s) certifies, as follows:

1.	that I (we) have read and understand the contents of the Notice, the Plan of Allocation and the Claim Form, including the releases provided for in the Settlements;

2.	that the claimant(s) is a (are) Class Member(s), as defined in the Notice, and is (are) not excluded from the Settlement Class;

3.	that the claimant has not submitted a request for exclusion from the Settlement Class;

4.	that I (we) own(ed) the SafeNet common stock identified in the Claim Form and have not assigned the claim against the Released Defendant Parties to another, or that, in signing and submitting this Claim Form, I (we) have the authority to act on behalf of the owner(s) thereof;

5.	that the claimant has not submitted any other claim covering the same purchases, sales, or holdings of SafeNet common stock and knows of no other person having done so on his/her/its behalf;

6.	that the claimant submits to the jurisdiction of the Court with respect to his/her/its claim and for purposes of enforcing the releases set forth herein;

7.	that I (we) agree to furnish such additional information with respect to this Claim Form as the parties, the Claims Administrator or the Court may require;

8.	that the claimant waives the right to trial by jury, to the extent it exists, and agrees to the Court’s summary disposition of the determination of the validity or amount of the claim made by this Claim Form;

9.	that I (we) acknowledge that the claimant will be bound by and subject to the terms of any judgment that may be entered in the Action; and

10.

that the claimant is NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (a) the claimant is exempt from backup withholding or (b) the claimant has not been notified by the IRS that the/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified the claimant that he/she/it is no

9

longer subject to backup withholding. If the IRS has notified the claimant that it is subject to backup withholding, please strike out the language in the preceding sentence indicating that the claim is not subject to backup withholding in the certification above.

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED BY ME (US) ON THIS FORM IS TRUE, CORRECT, AND COMPLETE, AND THAT THE DOCUMENTS SUBMITTED HEREWITH ARE TRUE AND CORRECT COPIES OF WHAT THEY PURPORT TO BE.

Signature of Claimant

Print Name of Claimant	Date

Signature of Joint Claimant, if any

Print Name of Joint Claimant	Date

THIS CLAIM FORM MUST BE MAILED TO THE CLAIMS ADMINISTRATOR BY FIRST -CLASS MAIL, POSTAGE PREPAID, POSTMARKED BY                                     , ADDRESSED AS FOLLOWS:

SafeNet Securities Litigation

Claims Administrator

c/o: [Name of Claims Administrator]

[Address]

A Claim Form received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by                                     and if a postmark is indicated on the envelope and it is mailed First Class, and addressed in accordance with the above instructions. In all other cases, a Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator.

You should be aware that it will take a significant amount of time to fully process all of the Claim Forms. Please notify the Claims Administrator of any change of address.

REMINDER CHECKLIST

1.	Please sign the above release and certification. If this Claim Form is being made on behalf of joint claimants, then both must sign.

2.	Remember to attach only copies of acceptable supporting documentation

3.	Please do not highlight any portion of the Claim Form or any supporting documents.

10

4.	Do not send original stock certificates or documentation. These items cannot be returned to you by the Claims Administrator.

5.	Keep copies of the completed Claim Form and documentation for your own records.

6.	The Claims Administrator will acknowledge receipt of your Claim Form by mail, within 60 days. Your claim is not deemed filed until you receive an acknowledgement postcard. If you do not receive an acknowledgement postcard within 60 days, please call the Claims Administrator toll free at .

7.	If your address changes in the future, or if this Claim Form was sent to an old or incorrect address, please send the Claims Administrator written notification of your new address. If you change your name, please inform the Claims Administrator.

8.	If you have any questions or concerns regarding your claim, please contact the Claims Administrator at the above address or at , or visit www. .com.

#475441.2

11

Exhibit A-3 -

Summary Notice

FINAL

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

POLICE AND FIRE RETIREMENT
SYSTEM OF THE CITY OF DETROIT,	Case No. 06 Civ. 5797 (PAC)
PLYMOUTH COUNTY RETIREMENT
SYSTEM, STATE-BOSTON
RETIREMENT SYSTEM, and
MICHAEL GOLDE, On Behalf of
Themselves and All Others Similarly
Situated,
Plaintiffs,	SUMMARY NOTICE OF PENDENCY AND
PROPOSED SETTLEMENT OF CLASS
v.	ACTION

SAFENET, INC., ANTHONY A.
CAPUTO, KENNETH A. MUELLER,
CAROLE D. ARGO, THOMAS A.
BROOKS, IRA A. HUNT, Jr., BRUCE R.
THAW, ARTHUR L . MONEY,
SHELLEY A. HARRISON, and
ANDREW E. CLARK,
Defendants.

TO:

ALL PERSONS AND ENTITIES THAT PURCHASED OR OTHERWISE ACQUIRED COMMON STOCK OF SAFENET, INC. ( “SAFENET”) DURING THE PERIOD FROM MARCH 31, 2003 THROUGH MAY 18, 2006, INCLUSIVE, (THE “ CLASS PERIOD”) AND WERE ALLEGEDLY DAMAGED THEREBY (THE “SETTLEMENT CLASS”)[1] .

YOU ARE HEREBY NOTIFIED , pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the Court, that the above-captioned action has been preliminarily certified as a class action for the purposes of settlement only and that a settlement for $25,000,000 in cash has been proposed by the settling parties. A hearing will be held before the

[1]

This includes all persons and entities that acquired SafeNet common stock in exchange for their shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet (the “Subclass”).

Honorable Paul A. Crotty of the United States District Court for the Southern District of New York in the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 20C, New York, NY 10007 -1312 at     :            .m., on             , 2010 to, among other things: determine whether the proposed settlement should be approved by the Court as fair, reasonable, and adequate; determine whether the proposed plan of allocation for distribution of the settlement proceeds should be approved as fair and reasonable; and consider the application of Lead Counsel for an award of attorneys’ fees and reimbursement of litigation expenses. The Court may change the date of the hearing without providing another notice.

IF YOU ARE A MEMBER OF THE SETTLEMENT CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED BY THE PENDING ACTION AND THE PROPOSED SETTLEMENT AND YOU MAY BE ENTITLED TO SHARE IN THE NET SETTLEMENT FUND. If you have not yet received the full printed Notice of Pendency and Proposed Settlement of Class Action (“Notice”) and a Proof of Claim and Release Form (“Proof of Claim”), you may obtain copies of these documents by contacting the Claims Administrator:

Police and Fire Retirement System of the City of Detroit, et al. v. SafeNet, Inc., et al.,

Claims Administrator

c/o AB Data [Insert fullname of Claims Administrator]

[            ]

[            ]

800-[            ]

www.[            ].com

Inquiries, other than requests for information about the status of a claim, may also be made to Lead Counsel:

LABATON SUCHAROW LLP

140 Broadway

New York, New York 10005

[            ]

www.labaton.com

or

BERNSTEIN LITOWITZ BERGER

& GROSSMANN LLP

1285 Avenue of the Americas

New York, New York 10019

[            ]

www.blbglaw.com

If you are a Class Member, to be eligible to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim postmarked no later than             , 2010. To exclude yourself from the Settlement Class, you must submit a written request for exclusion such that it is received no later than            , 2010, in accordance with the instructions set forth in the Notice. If you are a Class Member and do not exclude yourself from the Settlement Class, you will be bound by the Final Order and Judgment of the Court. Any objections to the proposed settlement, plan of allocation, and/or application for attorneys’ fee and reimbursement of expenses must be filed with the Court and served on counsel for the parties on or before            , 2010, in accordance with the instructions set forth in the Notice. If you are a Class Member and do not timely submit a valid Proof of Claim, you will not be eligible to share in the Net Settlement Fund, but you nevertheless will be bound by the Final Order and Judgment of the Court.

DATED:	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

#468410.4

Exhibit B -

Final Judgment

FINAL

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

POLICE AND FIRE RETIREMENT
SYSTEM OF THE CITY OF DETROIT,	Case No. 06 Civ.5797 (PAC)
PLYMOUTH COUNTY RETIREMENT
SYSTEM, STATE-BOSTON
RETIREMENT SYSTEM, and
MICHAEL GOLDE, On Behalf of
Themselves and All Others Similarly
Situated,

Plaintiffs,	FINAL ORDER AND JUDGMENT

v.

SAFENET, INC., ANTHONY A.
CAPUTO, KENNETH A. MUELLER,
CAROL E D. ARGO, THOMAS A.
BROOKS, IRA A. HUNT, Jr., BRUCE R.
THAW, ARTHUR L . MONEY,
SHELLEY A. HARRISON, and
ANDREW E. CLARK,

Defendants.

WHEREAS:

A. On September 13 , 2010, Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit, the Plymouth County Retirement System , and the State-Boston Retirement System (“Lead Plaintiffs”), on behalf of themselves and the Settlement Class, entered into a Stipulation and Agreement of Settlement (the “Stipulation”) with the Settling Defendants in this consolidated securities class action litigation (the “Litigation”).

B. Pursuant to the Preliminary Approval Order Providing for Notice and Hearing in Connection With Proposed Class Action Settlement, entered             , 2010 (the “Preliminary Approval Order”), the Court scheduled a hearing for             , 2010, at

            .m. (the “Settlement Hearing”) to, among other things: (a) determine whether the proposed Settlement of the Litigation on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate, and should be approved by the Court; and (b) determine whether a judgment as provided for in the Stipulation should be entered.

C. The Court ordered that the Notice of Pendency of Class Action and Proposed Settlement (the “Notice”) and a Proof of Claim and Release Form (“Proof of Claim”), substantially in the forms attached to the Preliminary Approval Order as Exhibits 1 and 2, respectively, be mailed by first-class mail, postage prepaid, on or before fifteen (15) business days after the date of entry of the Preliminary Approval Order (“Notice Date”) to all putative Class Members who could be identified through reasonable effort, and that a Summary Notice of Pendency of Class Action and Proposed Settlement (the “Summary Notice”), substantially in the form attached to the Preliminary Approval Order as Exhibit 3, be published in Investor’s Business Daily and transmitted over Business Wire within fourteen (14) calendar days of the Notice Date.

D. The Notice and the Summary Notice advised Class Members of the date, time, place and purpose of the Settlement Hearing. The Notice further advised that any objections to the Settlement were required to be filed with the Court and served on counsel for the Settling Parties by             , 2010.

E. The provisions of the Preliminary Approval Order as to notice were complied with.

F. On             , 2010, Lead Plaintiffs moved for final approval of the Settlement, as set forth in the Preliminary Approval Order. The Settlement Hearing was duly

2

held before this Court on             , 2010, at which time all interested Persons were afforded the opportunity to be heard.

G. This Court has duly considered Lead Plaintiffs’ motion, the affidavits, declarations and memorandum of law submitted in support thereof, and all of the submissions and arguments presented with respect to the proposed Settlement.

NOW, THEREFORE, after due deliberation, IT IS ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used in this Judgment that are not otherwise defined herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Litigation and over all Settling Parties to the Litigation, including all members of the Settlement Class.

3. The Court here by affirms its determinations in the Preliminary Approval Order and finally certifies, for the purposes of the Settlement only, the Litigation as a class action pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure on behalf of all persons and entities that purchased or otherwise acquired common stock of SafeNet, Inc. (“SafeNet” or the “Company “) during the period from March 31, 2003 though May 18, 2006, inclusive (the “Class Period”), and were allegedly damaged there by (the “Settlement Class”), including all persons and entities that acquired SafeNet common stock in exchange for their shares of Rainbow Technologies, Inc. stock as a result of the March 14, 2004 acquisition of Rainbow Technologies, Inc. by SafeNet (the “Subclass”) . Excluded from the Settlement Class are: the current and former defendants in the Litigation; the current and former trustees, officers and directors of the Company ; the members of the immediate families of the current and former

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individual defendants in the Litigation; the subsidiaries and affiliates of SafeNet; any entity in which any current or former defendant has or had a controlling interest; the legal representatives, heirs, successors or assigns of any excluded Person. [Also excluded from the Settlement Class are the Persons that timely and validly sought exclusion from the Settlement Class, as listed on Exhibit A hereto] [No timely and valid requests for exclusion from the Settlement Class were received].

4. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, the Court hereby affirms its determinations in the Preliminary Approval Order and finally certifies Lead Plaintiffs the Police and Fire Retirement System of the City of Detroit and the Plymouth County Retirement System as Class Representatives for the Settlement Class; finally certifies named plaintiff Michael Golde as Class Representative for the Subclass; and finally appoints Labaton Sucharow LLP and Bernstein Litowitz Berger and Grossmann LLP as Class Counsel for the Settlement Class and the Subclass.

5. The notification provided for and given to the Settlement Class was in compliance with the Preliminary Approval Order, and said notification constituted the best notice practicable under the circumstances and is in full compliance with the notice requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 27 of the Securities Act of 1933, 15 U.S.C. §77z-1(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, and due process.

6. The notification provided for by the Defendants pursuant to 28 U.S.C. § 1715 (b), Class Action Fairness Action of 2005 (“CAFA”), which notice was served within ten (10) days after the proposed Settlement was filed with the Court, was in compliance 28 U.S.C. § 1715(b).

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7. The proposed Settlement of the Litigation on the terms and conditions set forth in the Stipulation is in all respects fair, reasonable and adequate, in light of the benefits to the Settlement Class, the complexity, expense and possible duration of further litigation against the Settling Defendants, the risks of establishing liability and damages and the costs of continued litigation. This Court further finds the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of Lead Plaintiffs, the Settlement Class and Settling Defendants.

8. The Stipulation and the proposed Settlement are hereby approved as fair, reasonable, adequate, and in the best interests of the Class Members, and shall be consummated in accordance with the terms and provisions of the Stipulation.

9. The Second Amended Consolidated Class Action Complaint, filed March 10, 2010, is hereby dismissed in its entirety as to all Settling Defendants, with prejudice, and without costs to any Settling Party, except as otherwise provided in the Stipulation.

10. The Court further finds that during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.

11. Upon the Effective Date, Lead Plaintiffs and each and every other Class Member, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns, shall be deemed to have fully, finally and forever waived, released, discharged and dismissed each and every one of the Released Claims against each and every one of the Released Defendant Parties and shall forever be barred and enjoined from commencing, instituting, prosecuting or maintaining any of the Released Claims against any of the Released Defendant Parties.

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12. Upon the Effective Date, each of the Settling Defendants and each of the other Released Defendant Parties, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns, shall be deemed to have fully, finally and forever waived, released, discharged and dismissed each and every one of the Released Defendants’ Claims, as against each and every one of the Released Plaintiff Parties and shall forever be barred and enjoined from commencing, instituting, prosecuting or maintaining any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.

13. In accordance with Section 21 D-4(f)(7)(A) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4(f)(7)(A), each of the Settling Defendants by virtue of this Judgment is discharged from all claims for contribution that have been or may hereafter be brought by any person or entity, whether arising under state, federal or common law, based upon, arising out of, relating to or in connection with the Released Claims. Accordingly, the Court hereby bars all claims for contribution by or against the Settling Defendants based upon, arising out of, relating to or in connection with the Released Claims.

14. Each Class Member, whether or not such Class Member executes and delivers a Proof of Claim, is bound by this Judgment, including, without limitation, the release of claims as set forth in the Stipulation.

15. This Judgment and the Stipulation, and all papers related thereto are not, and shall not be construed to be, an admission by any of the Settling Defendants of any liability, damages or wrongdoing whatsoever, and shall not be offered as evidence of any such liability, damages or wrongdoing in this or any other proceeding.

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16. The administration of the Settlement, and the decision of all disputed questions of law and fact with respect to the validity of any claim or right of any Person to participate in the distribution of the Net Settlement Fund, shall remain under the authority of this Court.

17. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

18. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

19. The Court hereby finds that the proposed Plan of Allocation of the Net Settlement Fund, as set forth in the Notice, is in all respects, fair and reasonable, and the Court hereby approves the Plan of Allocation. The Court hereby finds that the formula for the calculation of the claims of claimants that is set forth in the Notice provides a fair and reasonable basis upon which to allocate among Class Members the proceeds of the Settlement Fund established by the Stipulation, with due consideration having been given to administrative convenience and necessity. The parties to the Stipulation are hereby directed to consummate and perform its terms.

20. A separate order shall be entered regarding Lead Counsel’s application for attorneys’ fees and reimbursement of litigation expenses as allowed by the Court. Such order shall in no way disturb or affect this Judgment and shall be considered separate from this Judgment.

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21. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; (b) the allowance, disallowance or adjustment of any Class Member’s claim on equitable grounds and any award or distribution of the Settlement Fund; (c) disposition of the Settlement Fund; (d) hearing and determining applications for attorneys’ fees, costs, interest and reimbursement of expenses in the Litigation; (e) all Settling Parties for the purpose of construing, enforcing and administering the Settlement and this Judgment; and (f) other matters related or ancillary to the foregoing. There is no just reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed.

Dated:                     , 2010

Honorable Paul A. Crotty
UNITED STATES DISTRICT JUDGE

#468637.6

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EXHIBIT A